                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                         [AMENDMENT NO................]

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12
[ ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

                         Danka Business Systems PLC
        -------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


        -------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     No Fee Required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

         1) Title of each class of securities to which transaction applies:


                 --------------------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:



                 --------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:


                 --------------------------------------------------------------
         4)      Proposed maximum aggregate value of transaction:


                 --------------------------------------------------------------
         5)      Total fee paid:


                 --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:


                 --------------------------------------------------------------
         2)      Form Schedule or Registration Statement No.:


                 --------------------------------------------------------------
         3)      Filing Party:


                 --------------------------------------------------------------
         4)      Date Filed:


                 --------------------------------------------------------------

[DANKA LOGO]


                           DANKA BUSINESS SYSTEMS PLC
                              33 Cavendish Square
                             London W1M 0DE England

                                                                   June 24, 1998

         TO HOLDERS OF ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES OF DANKA BUSINESS SYSTEMS PLC (THE "COMPANY") AND, FOR INFORMATIONAL PURPOSES ONLY, HOLDERS OF OPTIONS TO ACQUIRE ORDINARY SHARES AND HOLDERS OF OPTIONS TO ACQUIRE AMERICAN DEPOSITARY SHARES.

         Holders of Ordinary Shares are cordially invited to attend the Company's 1998 Annual General Meeting (the "Meeting"). The Meeting will be held on Friday, July 24, 1998 at 11:00 a.m. (local time) at the Langham Hilton Hotel, 1 Portland Place, Regent Street, London W1N 4JA.

         The Notice of the Annual General Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes resolutions proposing (1) approval of a final dividend; (2, and 3) re-election and retirement of Directors; (4) re-appointment of the Company's Auditors; (5) authorizations for the Directors to allot Ordinary Shares; (6) authorizations to disapply pre-emption rights; (7) authorization for purchase by the Company of its own shares; (8) approval of the 1998 Executive Performance Plan; (9) approval of amendments to the Danka 1996 Share Option Plan; and (10) approval of the Danka Business Systems PLC Savings Related Share Option Scheme. We will also report on the progress of the Company and comment on matters of current interest. Your Directors believe that the above proposals are in the best interests of the Company and its shareholders and unanimously recommend that holders vote in favor of all of the resolutions. You will notice that the proxy materials are very comprehensive due to the necessity of the Company complying with securities law requirements in both the United Kingdom and United States.

         It is important that Ordinary Shares be represented at the Meeting. We ask that Ordinary Shareholders promptly sign, date and return the enclosed proxy card (not later than 48 hours before the time fixed for the holding of the Meeting) to the Company's registrars, Computershare Services plc, even if you plan to attend the Meeting. Returning your proxy card will not prevent a holder of Ordinary Shares from voting in person at the Meeting if they are present and choose to do so. Holders of American Depositary Shares should follow the special voting instructions provided by The Bank of New York as Depositary.

         Your Board of Directors and management look forward to greeting you at the Meeting.

                                                Sincerely,



                                                /s/  Mark A. Vaughan-Lee
                                                -------------------------
                                                MARK A. VAUGHAN-LEE
                                                Chairman

                           DANKA BUSINESS SYSTEMS PLC

                 _____________________________________________

                      NOTICE OF THE ANNUAL GENERAL MEETING
                             FRIDAY, JULY 24, 1998

                 _____________________________________________


         Notice is hereby given that the 1998 Annual General Meeting (the "Meeting") of Danka Business Systems PLC (the "Company") will be held at the Langham Hilton Hotel, 1 Portland Place, Regent Street, London W1N 4JA, on Friday, July 24, 1998 at 11:00 a.m. (local time) for the following purposes:

AGENDA

To consider and, if thought fit, approve the following ordinary resolutions:

1. THAT the Directors of the Company be and hereby are authorized to pay a final dividend for fiscal 1998 in the amount of 1.56 pence per Ordinary Share (net) directly to all Holders of Ordinary Shares and the equivalent thereof to all Holders of American Depositary
         Shares through the Depositary, The Bank of New York.

2. THAT James F. White, Jr., whose term as Director expires at the 1998 Annual General Meeting, be and hereby is re-elected to serve as Director of the Company in accordance with the Company's Articles of Association.

3. THAT J. Ernest Riddle, who was appointed as Director by the Board of Directors in fiscal 1998 and whose appointment expires at the 1998 Annual General Meeting, be and hereby is re-elected to serve as Director of the Company in accordance with the Company's Articles of Association.

4. THAT KPMG Audit Plc, Chartered Accountants and Registered Auditors, be and hereby are re-appointed to serve as the Company's Auditors until the conclusion of the 1999 Annual General Meeting, and that the Board of Directors of the Company or a duly appointed Committee thereof, be and hereby is authorized to fix the Auditors' remuneration.

5. SPECIAL BUSINESS: To consider and, if thought fit, approve the following ordinary resolution:

         THAT the Directors be and hereby are generally and unconditionally authorized for purposes desired at their discretion, in place of all existing authorities under Section 80 of the Companies Act 1985, as amended by the Companies Act 1989 (the "Companies Act"), to exercise all powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act) up to an aggregate nominal amount of L.947,898 (representing approximately thirty-three and one third percent (33 1/3%) of the issued share capital of the Company), provided that this authority shall expire on the earlier of the date of the 1999 Annual General Meeting of the Company or October 23, 1999, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry, and the Board of Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

6. SPECIAL BUSINESS: To consider and, if thought fit, approve the following special resolution:

         THAT, subject to the passing of Resolution 5, the Directors be and hereby are generally and unconditionally authorized to exercise all powers of the Company to allot equity securities (within the meaning of Section 94(2) of the Companies Act 1985, as amended by the Companies Act 1989 (the "Companies Act")), as if Section 89(1) of the Companies Act did not apply to such allotment, provided that this authority shall:

          i) expire on the earlier of the date of the 1999 Annual General Meeting of the Company or October 23, 1999, save that the Directors may allot equity securities under this authority after the expiry thereof pursuant to any offer or agreement made by the Company on or before such expiry date pursuant to this authority as if such authority had not expired; and

         ii)     be limited to the allotment of equity securities:

         (a) in connection with a rights issue or any other pre-emptive offer concerning equity securities in the Company where it is, in the opinion of the Directors, necessary or expedient to allot equity securities otherwise than in accordance with
                 Section 89 of the Companies Act by reason of the rights attached to any shares or securities of the Company or in relation to fractional entitlements or legal or practical problems under the laws of or the requirements of any recognized regulatory body or stock exchange in any territory;

         (b) pursuant to the terms of any stock option plan or share option scheme or other plan for employees and/or executive or non-executive Directors approved by the Company in a general meeting, up to an aggregate nominal value of L.284,370; or

         (c) otherwise than pursuant to sub-paragraphs (a) and (b) above, up to an aggregate nominal value not exceeding L.568,740.

7. SPECIAL BUSINESS: To consider, and, if thought fit, approve the following special resolution:

         THAT the Company is hereby generally and unconditionally authorized to make market purchases (within the meaning of Section 163 of the Companies Act 1985) of Ordinary Shares of 1.25 pence each in the capital of the Company with effect from the conclusion of this meeting provided that:

         (a) the maximum aggregate number of Ordinary Shares authorized to be purchased is 34,124,000 representing approximately 15% of the issued share capital of the Company as of March 31, 1998;

         (b) the minimum price which may be paid for each such Ordinary Share is 1.25 pence;

         (c) the maximum price (inclusive of expenses) which may be paid for each such Ordinary Share is an amount equal to 105 percent of the average of the middle market quotations as derived from The London Stock Exchange Daily Official List for the five business days immediately preceding the day on which such Ordinary Share is purchased;

         (d) the Company may make a contract to purchase its Ordinary Shares under this authority prior to the expiry thereof, which will or may be executed wholly or partly after the expiry of such authority, and may make a purchase of its Ordinary Shares pursuant to any such contract; and

         (e) the purchase is made in compliance with all applicable governmental laws, rules and regulations.

         The authority herein will expire at the conclusion of the 1999 Annual General Meeting of the Company, or, if earlier, October 23, 1999.

8. SPECIAL BUSINESS: To consider and, if thought fit, approve the following ordinary resolution:

         THAT the 1998 Executive Performance Plan, as described in the Company's Proxy Statement for the 1998 Annual General Meeting and as recommended and approved by the Human Resources Committee, be and hereby is approved.

9. SPECIAL BUSINESS: To consider and, if thought fit, approve the following ordinary resolution:

         THAT the proposed amendments to the Danka 1996 Share Option Plan (the "Plan"), which are summarized in Appendix A to the Company's Proxy Statement for the 1998 Annual General Meeting, be and hereby are approved and the Directors be and hereby are authorized to amend the Plan in accordance therewith or consequent thereon (and to make any changes or further changes required by the Inland Revenue).

10. SPECIAL BUSINESS: To consider and, if thought fit, approve the following ordinary resolutions:

         THAT

         (i) The Danka Business Systems PLC Savings Related Share Option Scheme, the principal terms of which are contained in Appendix B to the Proxy Statement relating to the 1998 Annual General Meeting, be and it is hereby adopted and the Rules be and hereby are approved in such draft form subject to such amendments thereto as are approved by, or by a committee of, the Directors as are necessary to carry the same into effect and/or are necessary or desirable to obtain regulatory or Inland Revenue approval thereto and the Directors be authorized to do all acts and things which they may consider necessary or expedient for implementing and giving effect to the said scheme;

         (ii) The Directors be authorized to establish one or more further schemes based on the Danka Business Systems PLC Savings Related Share Option Scheme but modified to take account of local tax, exchange control or securities laws in territories outside the U.K., provided that any shares made available under such further schemes are treated as counting against any limits on individual or overall participation in the Danka Business Systems PLC Savings Related Share Option Scheme;

         (iii) The Directors be authorized to adopt an employee share trust or trusts, or to amend the Danka Employees' Share Trust established by a Trust Deed dated March 3, 1998, so that it may operate in conjunction with the Danka Business Systems PLC Savings Related Share Option Scheme and such further schemes as may be established based on that scheme and the Directors be and hereby are authorized to do all such things as may be necessary to carry the same into effect (including providing funds to the said trust and issuing Ordinary Shares to the trust in connection with the said schemes) and the Directors be and hereby are authorized to permit the trustees of the said trust)s to hold more than five percent of the issued Ordinary share capital of the Company at any time; and

         (iv) The Directors be authorized to vote and to be counted in a quorum at any meeting of the Directors at which any matter connected with the said scheme is under consideration notwithstanding that they may be interested in the same in any present or proposed capacity whatsoever and that this resolution shall operate so far as is necessary by way of suspension and relaxation of the prohibition on interested Directors voting contained in the Articles of Association of the Company, provided that no Director may vote or be counted in a quorum when the Directors are considering any matter concerning his individual rights of participation in the said scheme.

         Copies of contracts of service of the Directors and a register of Directors' interests kept by the Company are available for inspection at the registered office of the Company during normal working hours and will be available for inspection at the place of the Meeting during the Meeting and for at least fifteen (15) minutes prior to the Meeting.

         Holders of Ordinary Shares entitled to attend and vote at the Meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their
place.  A proxy need not be a holder of Ordinary Shares of the Company.   Every
holder of Ordinary Shares who is entitled to vote and who is present or is represented by a proxy will have one (1) vote. If voting is by a poll, each holder of Ordinary Shares who is entitled to vote and who is present or is represented by a proxy will have one (1) vote for each Ordinary Share owned.

         To be entitled to attend and vote at the Meeting (and for the purpose of the determination by the Company of the number of votes they may cast), Holders of Ordinary Shares must be entered on the Company's register of members by 11:00 a.m. on Wednesday, July 22, 1998.

                                      By order of the Board of Directors



                                      /s/  Paul G. Dumond
                                      ----------------------------------
London, England                       Paul G. Dumond
June 24, 1998                         Secretary

         THIS PROXY STATEMENT IS FOR HOLDERS OF ORDINARY SHARES, HOLDERS OF AMERICAN DEPOSITARY SHARES ("ADSs") REPRESENTED BY AMERICAN DEPOSITARY RECEIPTS, AND, FOR INFORMATIONAL PURPOSES ONLY, HOLDERS OF OPTIONS TO ACQUIRE ORDINARY SHARES OR AMERICAN DEPOSITARY SHARES OF DANKA BUSINESS SYSTEMS PLC. THE PROXY STATEMENT CONTAINS INFORMATION REQUIRED UNDER REGULATION 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934 OF THE UNITED STATES.

         THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU HAVE ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR/ATTORNEY, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORIZED UNDER THE FINANCIAL SERVICES ACT 1986 OF THE UNITED KINGDOM.

         IF YOU HAVE SOLD ANY OF YOUR ORDINARY SHARES IN DANKA BUSINESS SYSTEMS PLC, PLEASE SEND A COPY OF THIS DOCUMENT TO THE STOCKBROKER OR OTHER AGENT THROUGH WHOM THE SALE WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER.


                           DANKA BUSINESS SYSTEMS PLC
                              33 CAVENDISH SQUARE
                             LONDON W1M 0DE ENGLAND
                      (REGISTERED IN ENGLAND NO. 1101386)




PRELIMINARY                      PROXY STATEMENT                     PRELIMINARY

                                  INTRODUCTION



GENERAL

         This Proxy Statement is furnished by the Board of Directors of Danka Business Systems PLC (the "Company") in connection with the solicitation of specific voting instructions ("voting instructions") from holders of ADSs ("Holders of ADSs") and proxies ("proxies") from holders of Ordinary Shares ("Holders of Ordinary Shares") for voting at the Company's 1998 Annual General Meeting (the "Meeting"), which will be held at 11:00 a.m. (local time) on July 24, 1998 at the Langham Hilton Hotel, 1 Portland Place, Regent Street, London W1N 4JA. For purposes of this Proxy Statement and related materials, the term "Shareholders" shall mean Holders of Ordinary Shares and Holders of ADSs. The approximate date on which this Proxy Statement and related materials has been first mailed to Shareholders is June 24, 1998.

         As of March 31, 1998, 227,495,865 Ordinary Shares of 1.25 pence each were issued and outstanding ("Ordinary Shares"), of which approximately seventy-three percent (73%) were held in the form of ADSs. Each ADS represents four Ordinary Shares.

         The cost of soliciting proxies and voting instructions will be borne by the Company. In addition to the use of the mails, proxies and voting instructions may be solicited personally or by telephone by employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies or voting instructions, but may reimburse brokers, The Bank of New York (the "Depositary") and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies and/or voting instructions.

         Prior to 1994, Holders of Ordinary Shares had adopted a resolution at each Annual General Meeting to receive and approve the Directors' Report and Accounts (financial information of the Company) prepared according to Generally Accepted Accounting Principles of the United Kingdom ("U.K. GAAP"), for that year and the report of the auditors thereon ("Report and Accounts"). Pursuant to the Companies Act 1985, as amended by the Companies Act 1989 (the "Companies Act"), it is no longer necessary for Holders of Ordinary Shares to approve the Report and Accounts. Because of the unnecessary cost and inconvenience to the Company that would be associated with such a vote due to the need for the Company to comply with various disclosure requirements pursuant to United States securities laws, the Company determined in 1994 not to propose such a resolution in conjunction with its annual general meeting. However, as required by the Companies Act, the 1998 Annual Report and Accounts prepared in accordance with U.K. GAAP will be presented at the Meeting. Additionally, the U.K. Shareholders have received a copy of the 1998 Annual Report and Accounts. U.S. Shareholders have received the Company's financial information prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP") in their copy of the Company's 1998 Annual Report. U.S. Shareholders who would like a copy of the 1998 Annual Report and Accounts may contact the Company's registered office. Additionally, copies of relevant contracts of service of the Directors and a register of Directors' interests kept by the Company are available for inspection at the registered office of the Company during normal working hours and will be available for inspection at the place of the Meeting during the Meeting and for at least fifteen (15) minutes prior to the Meeting.

         In this Proxy Statement, references to "Company" are to Danka Business Systems PLC or to Danka Business Systems PLC and its directly and indirectly owned subsidiaries, as the context requires. In this Proxy Statement, references to "pounds," "pence" or "L." are to United Kingdom currency, and references to "U.S. dollars" or "$" are to United States currency. Amounts that have been paid in currency of the United States are generally denominated herein in United States currency, and amounts that have been paid in currency of the United Kingdom are generally denominated herein in United Kingdom currency. Merely for convenience of the reader, the pound equivalent of the dollar at the Noon Buying Rate (as defined below) on March 31, 1998 was L.1.00 = $1.6765. The noon buying rate is the exchange rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate").

VOTING INSTRUCTIONS/HOLDERS OF ORDINARY SHARES

         Holders of Ordinary Shares entitled to attend and vote at the Meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy need not be a Holder of Ordinary Shares of the Company. Every Holder of Ordinary Shares who is entitled to vote and who is present in person or by a proxy will have one (1) vote. If voting is by a poll, each Holder of Ordinary Shares who is entitled to vote and who is present in person or by a proxy will have one (1) vote for each Ordinary Share owned. An ordinary resolution requires the affirmative vote of a majority of the votes cast at the Meeting. A special resolution requires an affirmative vote of at least seventy-five percent (75%) of the votes cast at the Meeting. A form of proxy is enclosed which, to be effective, must be deposited with the Company's registrars, Computershare Services PLC, P.O. Box 82, Caxton House, Redcliffe Way, Bristol BS99 7YA England, not later than forty-eight (48) hours before the time appointed for the holding of the Meeting.

         Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by submitting a later-dated proxy or by delivering a signed revocation in no specifically required form to the Company at least 48 hours before the Meeting, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the Ordinary Shares represented by the proxies will be voted as the proxy deems fit. Ordinary Shares that are not voted by the Holders of Ordinary Shares or brokers entitled to vote them, due to abstention or failure to cast a ballot in person or by returning a signed proxy, will not be considered in the final tabulation.

VOTING INSTRUCTIONS/HOLDERS OF AMERICAN DEPOSITARY SHARES

         Holders of ADSs should complete and return the voting instructional form provided to them in their proxy materials by the Depositary in accordance with the terms provided thereon not later than July 21, 1998. The close of business on June 17, 1998 has been fixed as the record date for the determination of the Holders of ADSs entitled to provide voting instructions to the Depositary. The proxy committee, which consists of Paul G. Dumond and David C. Snell, has the right to instruct the Depositary on how to vote all Ordinary Shares represented by Holders of ADSs that have failed to timely file their voting instructional form with the Depositary.

         For purposes of the remainder of this document, the term "vote" shall mean either a vote by a Holder of Ordinary Shares or instructions to the Depositary by a Holder of ADSs, unless the context requires otherwise.

                                  RESOLUTIONS

RESOLUTION 1 (ORDINARY): DIVIDEND FOR ORDINARY SHARES

         The Company's net earnings for fiscal 1998 were L.46,200,000 under U.K. GAAP and $52,200,000 under U.S. GAAP. The Board of Directors recommends that a final dividend for fiscal 1998 in the amount of 1.56 pence per Ordinary Share (net) be paid directly to all Holders of Ordinary Shares and, through the Depositary, the equivalent thereof to all Holders of ADSs. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

         THAT the Directors of the Company be and hereby are authorized to pay a final dividend for fiscal 1998 in the amount of 1.56 pence per Ordinary Share (net) directly to all Holders of Ordinary Shares and the equivalent thereof to all Holders of American Depositary Shares through the Depositary, The Bank of New York.

         The Board of Directors has unanimously approved proposed Resolution 1 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

RESOLUTIONS 2 (ORDINARY) AND 3 (ORDINARY): RE-ELECTION AND RETIREMENT OF
DIRECTORS

         The Articles of Association of the Company set the size of the Board of Directors at not less than two members. The Board of Directors currently consists of eight members who serve pursuant to the Company's Articles of Association. One third (1/3) of the Directors are to retire at each Annual General Meeting.

         Pursuant to the Company's Articles of Association, two of the Company's current Directors, James F. White, Jr. and Pierson M. Grieve, will retire at the Meeting.

         The Board of Directors recommends in Resolution 2 that Mr. White be re-elected at the Meeting to serve as a Director. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

         Resolution 2:

         THAT James F. White, Jr., whose term as Director expires at the 1998 Annual General Meeting, be and hereby is re-elected to serve as Director of the Company in accordance with the Company's Articles of Association.

         The Board of Directors has unanimously approved proposed Resolution 2 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

         Pierson M. Grieve, who reached the age of 70 during fiscal 1998, will be retiring at the Meeting and has indicated that he does not wish to offer himself for re-election. During fiscal 1998, J. Ernest Riddle was appointed by the Board of Directors. His term expires at the Meeting in accordance with the Company's Articles of Association. The Board of Directors recommends in Resolution 3 that Mr. Riddle be re-elected at the Meeting to serve as a Director. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

         Resolution 3:

         THAT J. Ernest Riddle, who was appointed as Director by the Board of Directors in fiscal 1998 and whose appointment expires at the 1998 Annual General Meeting, be and hereby is re-elected to serve as Director of the Company in accordance with the Company's Articles of Association.

         The Board of Directors has unanimously approved proposed Resolution 3 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

RESOLUTION 4 (ORDINARY): RE-APPOINTMENT OF AUDITORS

         At the Meeting, the Company is required, pursuant to Sections 384 and 385 of the Companies Act, to appoint auditors to serve until the conclusion of the Company's next Annual General Meeting and to set their remuneration. KPMG Audit Plc, Chartered Accountants and Registered Auditors ("KPMG") have served as the Company's Auditors for more than twenty (20) years. The Board of Directors recommends in Resolution 4 that KPMG be re-appointed to serve as the Company's Auditors until the conclusion of the next Annual General Meeting and that the Board of Directors be authorized to fix the Auditors' remuneration. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

         THAT KPMG Audit Plc, Chartered Accountants and Registered Auditors, be and hereby are re-appointed to serve as the Company's Auditors until the conclusion of the 1999 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and hereby is authorized to fix the Auditors' remuneration.

         The Board of Directors has unanimously approved proposed Resolution 4 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution. The Company expects representatives of KPMG to be present at the Meeting, have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions at the Meeting.

RESOLUTIONS 5 (ORDINARY) AND 6 (SPECIAL): AUTHORITY TO ALLOT SHARES/PRE-EMPTIVE RIGHTS WAIVER

         The Board of Directors recognizes that there may be instances where it is desirable for the Company to be able to issue (allot) securities in connection with various matters without the prior specific consent of Holders of Ordinary Shares. Before the Board of Directors may exercise any such power to allot relevant securities, however, Section 80 of the Companies Act requires (with certain exceptions) that the Company authorize a general power at a general meeting. The Board of Directors, therefore, is seeking authority in Resolution 5 to allot securities up to an aggregate nominal amount of L.947,898 (representing approximately thirty-three and one third percent (33 1/3%) of the Company's present issued share capital) before the earlier of the date of its next Annual General Meeting or October 23, 1999 (subject to extensions upon the occurrence of the events set forth below) for such purposes as desired in the discretion of the Directors. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

         Resolution 5:

         THAT the Directors be and hereby are generally and unconditionally authorized for purposes desired at their discretion, in place of all existing authorities under Section 80 of the Companies Act 1985, as amended by the Companies Act 1989 (the "Companies Act"), to exercise all powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act) up to an aggregate nominal amount of L.947,898 (representing approximately thirty-three and one third percent (33 1/3%) of the issued share capital of the Company), provided that this authority shall expire on the earlier of the date of the 1999 Annual General Meeting of the Company or October 23, 1999, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry, and the Board of Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

         The Board of Directors has unanimously approved proposed Resolution 5 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

         Subject to the passing of proposed Resolution 5, the Board of Directors is seeking authority in Resolution 6 to issue Ordinary Shares for cash, other than effecting such issuance only after first offering the Ordinary Shares to existing Holders of Ordinary Shares pro-rata to their holdings ("pre-emptive rights"). Pursuant to Section 95 of the Companies Act, a special resolution of the Company is generally necessary (with some exceptions) to permit an allotment by Directors without providing the pre-emptive rights provided by Section 89 of the Companies Act. Apart from other authority to the Directors permitting allotments, the power would be limited to the issuance of Ordinary Shares up to a maximum aggregate nominal amount of L.568,740 (representing approximately twenty percent (20%) of the Company's present issued share capital). This level of authority is consistent with the limitations placed on NASDAQ Stock Market's National Market companies to issue shares without further approval. The power that is sought by Resolution 6 would expire on the earlier of the date of the 1999 Annual General Meeting or October 23, 1999, (subject to extensions upon the occurrence of the events set forth below). To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

         Resolution 6:

         THAT, subject to the passing of Resolution 5, the Directors be and hereby are generally and unconditionally authorized to exercise all powers of the Company to allot equity securities (within the meaning of Section 94(2) of the Companies Act 1985, as amended by the Companies Act 1989 (the "Companies Act")), as if Section 89(1) of the Companies Act did not apply to such allotment, provided that this authority shall:

         i) expire on the earlier of the date of the 1999 Annual General Meeting of the Company or October 23, 1999, save that the Directors may allot equity securities under this authority after the expiry thereof pursuant to any offer or agreement made by the Company on or before such expiry date pursuant to this authority as if such authority had not expired; and

         ii)     be limited to the allotment of equity securities:

                 (a) in connection with a rights issue or any other pre-emptive offer concerning equity securities in the Company where it is, in the opinion of the Directors, necessary or expedient to allot equity securities otherwise than in accordance with Section 89 of the Companies Act by reason of the rights attached to any shares or securities of the Company or in relation to fractional entitlements or legal or practical problems under the laws of or the requirements of any recognized regulatory body or stock exchange in any territory;

                 (b) pursuant to the terms of any stock option plan or share option scheme or other plan for employees and/or executive or non-executive Directors approved by the Company in a general meeting, up to an aggregate nominal value of L.284,370; or

                 (c) otherwise than pursuant to sub-paragraphs (a) and (b) above, up to an aggregate nominal value not exceeding L.568,740.

         The Board of Directors has unanimously approved proposed Resolution 6 and recommends that you vote "FOR" its adoption. An affirmative vote of at least seventy-five percent (75%) of the votes cast at the Meeting will be required for adoption of the proposed resolution.

RESOLUTION 7 (SPECIAL):  PURCHASE OF OWN SHARES

         Under Section 166 of the Companies Act, a company is required to obtain shareholder approval before it is able to buy back its own shares. The resolution must be subject to certain restrictions. The resolution as set out will enable the Company to buy back up to 34,124,000 Ordinary Shares representing approximately 15% of its issued share capital at the higher of the nominal value or the market value of the shares, as calculated from The London Stock Exchange Daily Official List of mid-market prices for the five days prior to the purchase. If this resolution is passed, the authority shall continue until the earlier of the date of the 1999 Annual General Meeting or October 23, 1999 (subject to extensions upon the occurrence of the events set forth below).

         While there is no current plan to repurchase any shares, the Board of Directors believes maintaining such flexibility is beneficial to the Company. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

         THAT the Company is hereby generally and unconditionally authorized to make market purchases (within the meaning of Section 163 of the Companies Act 1985) of Ordinary Shares of 1.25 pence each in the capital of the Company with effect from the conclusion of this meeting provided that:

         (a) the maximum aggregate number of Ordinary Shares authorized to be purchased is 34,124,000 representing approximately 15% of the issued share capital of the Company as of March 31, 1998;

         (b) the minimum price which may be paid for each such Ordinary Share is 1.25 pence;

         (c) the maximum price (inclusive of expenses) which may be paid for each such Ordinary Share is an amount equal to 105 percent of the average of the middle market quotations as derived from The London Stock Exchange Daily Official List for the five business days immediately preceding the day on which such Ordinary Share is purchased;

         (d) the Company may make a contract to purchase its Ordinary Shares under this authority prior to the expiry thereof, which will or may be executed wholly or partly after the expiry of such authority, and may make a purchase of its Ordinary Shares pursuant to any such contract; and

         (e) the purchase is made in compliance with all applicable governmental laws, rules and regulations.

         The authority herein will expire at the conclusion of the 1999 Annual General Meeting of the Company, or, if earlier, October 23, 1999.

         The Board of Directors has unanimously approved proposed Resolution 7 and recommends that you vote "FOR" its adoption. An affirmative vote of at least seventy-five percent (75%) of the votes cast at the Meeting will be required for adoption of the proposed resolution.

RESOLUTION 8 (ORDINARY):  1998 EXECUTIVE PERFORMANCE PLAN

         The Company seeks to build a performance-led culture and accordingly, its remuneration and benefits policies are constructed to support the principle of rewards related to achievement. The Company believes that it must also structure the compensation of key executive officers in a combination of ways in order to attract and retain qualified management. In furtherance of such compensation strategy, the Company has historically and continues to provide performance-based incentive bonuses for certain of its key executive officers.

         At the Annual General Meeting in June 1994, the shareholders approved the 1994 Executive Performance Plan which provided annual performance-based awards to the Company's Chief Executive and Finance Director beginning in fiscal year 1995. That performance plan authorized the Human Resources Committee (the "Committee") to grant cash and deferred cash awards to the Chief Executive and the Finance Director based upon a formula related to increases in the Company's annual pre-tax earnings per share.

         It is now the recommendation of the Committee to replace the 1994 Executive Performance Plan with the 1998 Executive Performance Plan (the "1998 Plan"). If the meeting approves the implementation of the 1998 Plan, the 1994 Executive Performance Plan will automatically terminate and be replaced by the 1998 Plan.

         The 1998 Plan is more broad-based in that it is available for selected Executive Officers as well as the Chief Executive and the Finance Director. Additionally, under the 1998 Plan, the performance goals which may be set by the Committee have been widened to include net income, operating cash flow or such other objective measures of financial performance as the Committee may determine to be appropriate, and the maximum amount of the annual award payable to any Executive Officer has been clarified.

Summary of the 1998 Plan

         The 1998 Plan provides benefits to the Company's Chief Executive and selected other Executive Officers (the "Plan Participants") and will be administered by the Committee. The Committee will make all of the determinations regarding the amount of the awards available to Plan Participants each year and the terms and conditions of the awards, subject to the limitations imposed by the 1998 Plan.

         As soon as practicable after the start of the first quarter (but not later than 90 days) of the Company's fiscal year, the Committee will meet to determine the terms and conditions of the performance awards to be available for the fiscal year, including the relevant performance goal or goals, the threshold level for each performance goal below which no performance award will be earned, and the ceiling performance level at or above which the maximum performance award will be payable to each Plan Participant. The amount of the performance award payable to each Plan Participant for any fiscal year shall be directly proportional to the extent to which the Company has achieved the specified performance goal or goals for the fiscal year. In no event shall the performance award under the 1998 Plan be payable to any Plan Participant for any fiscal year in which the Company's achievement of the relevant performance goal is less than the threshold level determined in advance by the Committee. The Committee will meet again at the end of the fiscal year to review whether the performance goals have been satisfied, and, if the Committee certifies that the goals have been satisfied, to calculate the amount of the awards payable to Plan Participants.

         In determining the performance goal or goals for a fiscal year, the Committee may determine that any extraordinary, unusual or non-recurring items which the Committee anticipates may be recognized in the Company's audited financial statements under U.S. GAAP shall be excluded. If such exclusion has not been approved by the Committee at the time the performance goals are set, then any extraordinary, unusual or non-recurring items may not be excluded in determining the extent to which the Company's performance goals for the fiscal year have been met or the amount payable to any Plan Participant as a performance award for the year.

         The 1998 Plan also permits any Plan Participant who is eligible to receive an award to elect to have all or part of such award credited to his or her account under an executive deferred compensation plan of the Company, by filing an election to such effect prior to April 1 of the fiscal year in which the award is to be earned.

         Upon the death, retirement or termination of employment (except where the Plan Participant has materially breached his employment contract) of the Plan Participant prior to the end of a fiscal year (as defined in the 1998
Plan), the 1998 Plan provides for payment of a pro-rata share of the award earned for the fiscal year through the date of retirement, death or termination of employment. Once an award is granted and paid or credited to a deferred compensation plan, it would be non-forfeitable.

         The maximum amount of any performance award payable to a Plan Participant under the 1998 Plan for a single fiscal year will be limited to the lesser of $2,000,000 or 150 percent of the Plan Participant's annual base salary in effect on the last day of the year.

         Copies of the draft 1998 Plan will be available for inspection at the registered office of the Company and at the offices of Clifford Chance, 200 Aldersgate Street, London EC1A 4JJ during normal business hours on any weekday (Saturdays and public holidays excepted) up to the date of the Annual General Meeting and at the Meeting itself.

         With approval of Holders of Ordinary Shares, payments made under the 1998 Plan are intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code. In order to preserve the U.S. tax deductions available for payment of such bonuses pursuant to Section 162(m) of the Internal Revenue Code, the Board of Directors proposes that the Holders of Ordinary Shares approve the 1998 Plan. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

         THAT the 1998 Executive Performance Plan, as described in the Company's Proxy Statement for the 1998 Annual General Meeting and as recommended and approved by the Human Resources Committee, be and hereby is approved.

         The Board of Directors has unanimously approved the proposed resolution and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

RESOLUTION 9 (ORDINARY):  AMENDMENTS TO THE DANKA 1996 SHARE OPTION PLAN

         At the Annual General Meeting of shareholders held in 1996, a new share option plan (the "Plan") was approved. However, approximately 60% of the Company's employees are based in the United States and the terms of the existing share option plan differ in a number of respects from those which are normally found in a scheme for U.S. employees. It is therefore proposed, subject to approval of the shareholders, to amend the Danka 1996 Share Option Plan. The amendments are considered to be in shareholders' best interests, since they will enable the company to grant options in line with the practice adopted by U.S. companies with which the Company is competing. There are currently approximately 500 employees eligible to participate in the Plan. Details of the proposed amendments are set out in Appendix A to the Proxy Statement.

         The proposal concerning the adoption of the Plan has been considered and approved by the Human Resources Committee.

         In order to effect the proposed changes to the Danka 1996 Share Option Plan the Directors are proposing the following resolution:

         THAT the proposed amendments to the Danka 1996 Share Option Plan (the "Plan"), which are summarized in Appendix A to the Company's Proxy Statement for the 1998 Annual General Meeting. be and hereby are approved and the Directors be and hereby are authorized to amend the Plan in accordance therewith or consequent thereon (and to make any changes or further changes required by the Inland Revenue).

         The Board of Directors has unanimously approved the proposed resolution and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

RESOLUTION 10 (ORDINARY): DANKA BUSINESS SYSTEMS PLC SAVINGS RELATED SHARE OPTION SCHEME

         The Company is proposing that a Savings Related Share Option Scheme (the "Scheme") should be introduced in order to encourage loyalty and share ownership among the Company's employees.

         The Scheme involves the grant of an option to any eligible employee who applies in response to invitations circulated by the Board. The employee must save a fixed monthly amount between L.5 and L.250 (equivalent to $8 and $420 per month) for a period of either three or five years. The amount saved will be invested with a bank or savings institution chosen by the Board and the savings, with the interest or bonus earned, may be used to exercise the option on the maturity of the savings contract.

         The Scheme incorporates limits on the ordinary shares which may be issued pursuant to options granted under the Scheme (and rights granted under other employee share schemes of the Company). The

Scheme may be operated in connection with an employee share trust which may either subscribe for shares in the Company or purchase them in the market in order to satisfy options granted under the Scheme.

         The Scheme will be submitted to the U.K. Inland Revenue for approval, and subject to that approval will only be available to U.K. resident employees. There are currently approximately 1,700 U.K. employees of the Company, who will be eligible to participate in the Scheme. The Company believes that this type of scheme should be extended to employees of the Company in countries outside the U.K., subject to local taxation and other considerations. So the Company is asking shareholders to authorize it to adopt equivalent schemes outside the U.K. which are based on the U.K. scheme but modified to take account of local tax, exchange control and securities law considerations.

         A summary of the principal features of the Scheme are contained in Appendix B to the Proxy Statement.

         The proposal concerning the adoption of the Scheme has been considered and approved by the Human Resources Committee.

         The Company considers that this proposal is in the best interests of the Company and its shareholders. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

         THAT

         (i) The Danka Business Systems PLC Savings Related Share Option Scheme, the principal terms of which are contained in Appendix B to the Proxy Statement relating to the 1998 Annual General Meeting be and it is hereby adopted and the Rules be and hereby are approved subject to such amendments thereto as are approved by, or by a committee of, the Directors as are necessary to carry the same into effect and/or are necessary or desirable to obtain regulatory or Inland Revenue approval thereto and the Directors be authorized to do all acts and things which they may consider necessary or expedient for implementing and giving effect to the said scheme;

         (ii) The Directors be authorized to establish one or more further schemes based on the Danka Business Systems PLC Savings Related Share Option Scheme but modified to take account of local tax, exchange control or securities laws in territories outside the U.K., provided that any shares made available under such further schemes are treated as counting against any limits on individual or overall participation in the Danka Business Systems PLC Savings Related Share Option Scheme;

         (iii) The Directors be authorized to adopt an employee share trust or trusts or to amend the Danka Employees' Share Trust established by a Trust Deed dated March 3, 1998, so that it may operate in conjunction with the Danka Business Systems PLC Savings Related Share Option Scheme and such further schemes as may be established based on that scheme and the Directors be and hereby are authorized to do all such things as may be necessary to carry the same into effect (including providing funds to the said trust and issuing Ordinary Shares to the trust in connection with the said schemes) and the Directors be and hereby are authorized to permit the trustees of the said trust(s) to hold more than five percent of the issued Ordinary share capital of the Company at any time; and

         (iv) The Directors be authorized to vote and to be counted in a quorum at any meeting of the Directors at which any matter connected with the said scheme is under consideration notwithstanding that they may be interested in the same in any present or proposed capacity whatsoever and that this resolution shall operate so far as is necessary by way of suspension and relaxation of the prohibition on interested Directors voting contained in the Articles of Association of the Company, provided that no Director may vote or be counted in a quorum when the Directors are considering any matter concerning his individual rights of participation in the said scheme.

         The Board of Directors has unanimously approved proposed Resolution 10 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

         The following table sets forth the benefits that will be received or allocated to the named individuals or groups as a result of the Company's proposed amendment to the Plan and the addition of the Scheme.

                               NEW PLAN BENEFITS


                                             AMENDED SHARE OPTION PLAN (1)                  SAVINGS RELATED SHARE OPTION SCHEME (1)
                                        ------------------------------------------------    ---------------------------------------
NAME AND POSITION                       DOLLAR VALUE ($) (2)        NUMBER OF UNITS         DOLLAR VALUE (2)    NUMBER OF UNITS (2)
-----------------                       --------------------    ------------------------    ----------------    -------------------
Daniel M. Doyle, Chief Executive                 --             1,000,000 ADSs (3)                  --                   --
Executive Group                                  --             1,000,000 ADSs (1), (3)             --                   --

-----------

(1) The benefits or amounts that will be received by or allocated, or that would have been received by or allocated in the last fiscal year, to the Company's Name Executive Officers (other than the Chief Executive), and the current non-executive officer group employees as a group under the Plan and the Scheme are undeterminable. The non-executive directors as a group will receive no benefits under either the Plan or the Scheme.
(2) Benefits or amounts under the Plan or the Scheme that may be received or allocated are undeterminable.
(3) Represents the number of options to be awarded to Mr. Doyle under his new employment agreement.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the Directors and executive officers of the Company and its primary operating subsidiaries. The executive officers serve at the pleasure of the respective Boards of Directors.

NAME                               AGE      POSITION(S)                                 DIRECTOR'S ROTATION
----                               ---      -----------                                 -------------------
Mark A. Vaughan-Lee.............    52      Chairman                                           1999
Daniel M. Doyle.................    57      Chief Executive Officer                            1999
David C. Snell..................    50      Finance Director                                    ---
David W. Kendall................    63      Director (1)(2)(3)                                 2000
James F. White, Jr. ............    58      Director (2)(3)                                    1998
Pierson M. Grieve...............    70      Director (1)(3)                                    1998
Keith J. Merrifield.............    56      Director (1)(2)(3)                                 2000
J. Ernest Riddle................    56      Director (1)                                       2001
Paul G. Dumond..................    43      Company Secretary                                   ---
Peter G. Meier..................    55      Corporate Vice President, Americas                  ---
Martin G. St. Quinton...........    40      Corporate Vice President, International             ---
R. Paul Umberg..................    58      Corporate Vice President, U.S. Divisions            ---

(1)      Member of the Human Resources Committee.
(2)      Member of the Audit Committee.
(3)      Member of the Nominations Committee.

         MARK A. VAUGHAN-LEE. Mr. Vaughan-Lee has served the Company as Chairman since July 1986. In addition to his duties as Chairman, he is a member of the executive management group and is involved in the Company's strategy and development as well as a number of operational areas. Mr. Vaughan-Lee was previously a director of Samuel Montagu & Co. Limited, an investment banking firm.

         DANIEL M. DOYLE. Mr. Doyle is a co-founder of Danka Industries, Inc. now known as Danka Holding Company. He has served the Company as Chief Executive and as a Director since Danka Holding Company was acquired by the Company in December 1986. Prior to founding Danka Holding Company, Mr. Doyle was employed by Litton Industries, Inc.'s Royal Business Machines division in various capacities, including Vice President and National Sales Manager. Since June 1994, Mr. Doyle has served as a Director of Tech Data Corporation, a publicly owned distributor of personal computer products. Mr. Doyle has also served as a Director of AccuStaff, Inc., a publicly owned employment services firm, since October 1997.

         DAVID C. SNELL. Mr. Snell serves as Finance Director and Chief Financial Officer. Mr. Snell became a certified public accountant in 1969 and has been with the Company since August 1978. Prior to joining the Company, Mr. Snell was with the accounting firm of Peat Marwick. On May 7, 1998 the Company announced that Mr. Snell would be leaving the Company to pursue personal business interests with effect from July 24, 1998, the date of the Company's Annual General Meeting.

         DAVID W. KENDALL. Mr. Kendall has served the Company as a Director since July 1993. He is Chairman of Whitecroft plc, a conglomerate, Ruberoid PLC, a manufacturer and supplier of building products, Celtic Energy Limited, a Welsh coal mining company, Blagden Industries plc, a packaging company, Wagon Industrial Holdings plc, an engineering company, and a non-executive director of Gowrings plc, a motor distributor, all of which are publicly owned U.K. companies. Previously, Mr. Kendall has served as executive deputy chairman of British Coal, a coal mining company, chairman of Bunzl plc, a U.K. conglomerate, and chief executive of BP Oil Limited, an oil refining and marketing company.

         JAMES F. WHITE, JR. Mr. White has served the Company as a Director since July 1993. Since January 1996, he has served of counsel to the law firm of Shumaker, Loop & Kendrick, LLP, Toledo, Ohio. Mr. White served as an executive officer and director of Checkers Drive-In Restaurants, Inc. from January 1993 through December 1995, most recently as Vice Chairman of the Board and as a non-executive director of Arbor Health Care Company prior to its sale in November 1997. For more than 20 years prior to January 1993, Mr. White was a partner in the law firm of Shumaker, Loop & Kendrick. Mr. White is a director of numerous private companies.

         PIERSON M. GRIEVE. Mr. Grieve was elected as a Director in July 1996. From January 1983 through December 1995, Mr. Grieve served as chairman and chief executive officer of Ecolab, Inc. Ecolab, Inc. is the leading worldwide developer and marketer of premium cleaning and sanitizing products, systems and services, for the hospitality, foodservice, healthcare, dairy and food and beverage processing markets. Mr. Grieve is also a director of the following publicly held companies: Norwest Corporation, a Minnesota based bank; U S WEST, Inc., a telecommunications and information services company based in Colorado; and St. Paul Companies, Inc., a Minnesota based insurance company. Mr. Grieve attained the age of 70 during fiscal 1998 and has indicated that he does not wish to seek re-election to the Board.

         KEITH J. MERRIFIELD. Mr. Merrifield was elected as a Director in January 1997. From 1975 through 1990, Mr. Merrifield was the Managing Director of Wellcome International, a division of the United Kingdom pharmaceutical company Wellcome plc. During this time Mr. Merrifield significantly developed Wellcome's pharmaceutical business in Asia, Africa and Eastern Europe. In 1990 Mr. Merrifield was appointed as Director of International Operations and in addition Director of Group Marketing worldwide in 1994. Mr. Merrifield also played a key role in the integration process following Glaxo's acquisition of Wellcome plc. Since resigning from Wellcome plc in June 1995, Mr. Merrifield has served as a director of British Biotech PLC, an innovative pharmaceutical company based in Oxford, England, and also Coats Viyella PLC, the largest textile company in the U.K.

         J. ERNEST RIDDLE. Mr. Riddle was appointed as a Director in January 1998 and, although required by the Articles to retire at the Meeting, is a candidate for re-election to the Board of Directors for the first time. Since March 1997, Mr. Riddle has been President and Chief Operating Officer of Norrell Services, Inc., an outsourcing information technology and staffing services company based in Atlanta, Georgia. Prior to joining Norrell, Mr. Riddle spent four years with Ryder System, Inc., a logistics and transportation group, primarily in marketing and sales, and was President of Ryder International from October 1995 to December 1996. Mr. Riddle also has considerable experience in the photocopier industry, having worked for Xerox Corporation from 1966 to 1992 where he held several executive positions including Vice President Marketing and Vice President Operations for the U.S. group, and Vice President Worldwide Marketing Operations. Mr. Riddle serves as a director of the University of North Carolina and Brevard College.

         PAUL G. DUMOND. Mr. Dumond, who is a Chartered Accountant, has been the Company Secretary of the Company since March 1986. Mr. Dumond is also the owner and director of Nautilus Management Limited, a management services company, and a non-executive director of two publicly owned U.K. companies; Horace Small Apparel PLC, which manufactures and distributes uniforms and Mid-States PLC, which distributes auto parts. He was previously with Thomson McLintock, Chartered Accountants, now part of KPMG, following which he held the positions of finance manager and later finance director in the oil and gas industry.

         PETER G. MEIER. Mr. Meier joined the Company in January 1997 upon the acquisition of Eastman Kodak's Office Imaging division. Mr. Meier was named Corporate Vice President of Danka Americas in September 1997 and oversees the Company's sales, service, finance, marketing, wholesale, and outsourcing operations in the United States, Canada and Latin America. Before that, Mr. Meier served as the President of Danka Office Imaging and managed the acquired Kodak sales and services business worldwide. Prior to joining the Company, Mr. Meier was the Regional Business General Manager and Vice President of Office Imaging for Kodak's Europe, Africa and Middle East Region since 1994. Mr. Meier began his career with Kodak in 1973.

         MARTIN G. ST. QUINTON. Mr. St. Quinton joined the Company in June 1993 upon the acquisition of Saint Group plc, the Company's first acquisition in Europe. Mr. St. Quinton was named Corporate Vice President of Danka International in September 1997 and oversees the Company's sales, service, finance, marketing, wholesale and outsourcing operations throughout Europe, Asia/Pacific and Australia. Prior to this appointment, Mr. St. Quinton supervised the development of the Company's European network. Mr. St. Quinton was Chief Executive and majority owner of Saint Group plc prior to its acquisition.

         R. PAUL UMBERG. Mr. Umberg was recently named Corporate Vice President, U.S. Divisions, and manages the field sales and service operations within the U.S. Mr. Umberg joined the Company in 1994 as President of Omnidex, responsible for Danka's fax division, and was promoted to his current position in fiscal 1997. Prior to joining the Company, Mr. Umberg served as President, Chief Executive Officer and Board Chairman of Bay Bankshares, a multi-bank holding company headquartered in Florida.

         The Articles of Association of the Company set the size of the Board of Directors at not less than two persons. The Board of Directors currently consists of eight members who serve pursuant to the Company's Articles of Association. As a result of the resignation of Mr. Snell, the Company will have seven Directors upon the conclusion of the Meeting. One third (1/3) of the Directors are to retire and shall be eligible for re-election at each Annual General Meeting. In addition, Directors may be appointed by the Board of Directors, but Directors so appointed hold office only until the next Annual General Meeting of the Company, when they are eligible for re-election. Other than the employment agreements that the Company has entered into with Daniel M. Doyle and David C. Snell, and a consulting agreement between the Company and Mark A. Vaughan-Lee Limited, as described in the "Report of the Human Resources Committee" section of this Proxy Statement, there is no understanding regarding any executive officer or Director and the Company or any other person pursuant to which any executive officer or Director was, or is, to be elected or appointed to such position. No executive officer is related to any other executive officer or Director. The Board of Directors held thirteen meetings during fiscal 1998.

         The Nominations Committee, as it deems appropriate, makes recommendations to the full Board of Directors with respect to the size and composition of the Board and its committees and with respect to nominees for election as directors. The current members of the Nominations Committee are Messrs. White, Grieve, Kendall and Merrifield. The Nominations Committee met once in fiscal 1998. The Nominations Committee will consider suggestions regarding candidates for election to the Board submitted by Shareholders in writing to the Secretary of the Company. With regard to the 1999 Annual General Meeting, any such suggestion must be received by the Secretary no later than the date by which Shareholder proposals for such annual general meeting must be received as described below under the heading "Shareholders Proposals for Presentation at the 1999 Annual General Meeting".

         The Company has an audit committee (the "Audit Committee") which is composed of Messrs. White, Kendall and Merrifield. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants (Chartered Accountants and Registered Auditors) of the Company, discuss and review the scope and the fees of the prospective annual audit, review the results thereof with the independent public accountants, review and approve nonaudit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company, review management's procedures and policies relative to the adequacy of the Company's internal accounting control, monitor compliance with relevant laws relating to accounting practices and review and approve transactions, if any, with affiliated parties. The Audit Committee met four times in fiscal 1998.

         The function of the Human Resources Committee, which is composed of Messrs. Grieve, Kendall, Merrifield and Riddle, independent outside Directors, is to review and approve annual salaries and bonuses for executive Directors and certain officers and to review, approve and/or generally recommend to the Board of Directors the terms and conditions of employee benefit plans or changes thereto. The Human Resources Committee met six times in fiscal 1998.

         In fiscal 1998, each incumbent Director attended in excess of seventy-five percent (75%), collectively, of the meetings of the Board of Directors and of each committee of which he was a member.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table sets forth, as of March 31, 1998, information as to the beneficial ownership of the Company's Ordinary Shares or Ordinary Share equivalents (whether held in Ordinary Shares or ADSs, each ADS being equivalent to four Ordinary Shares), by (i) each person known to the Company as having beneficial ownership of more than five percent (5%) of the Company's equity securities, (ii) each Director, (iii) each "named executive officer" (as defined in Item 402(a) (3) of Regulation S-K under the Securities Exchange Act of 1934 (the "1934 Act") ("Named Executive Officer")), and (iv) all Directors and Executive Officers of the Company as a group.

                                                                            SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER (1)                                                 AS OF MARCH 31, 1998 (2)
--------------------------------------------                    ---------------------------------------------------
                                                                     NUMBER OF              ADS
HOLDINGS OF GREATER THAN 5 PERCENT                              ORDINARY SHARES (11)    EQUIVALENT     PERCENT (11)
--------------------------------------------                    --------------------    ----------     ------------
Massachusetts Financial Services (3)                                     24,455,200      6,113,800         10.7%
Prudential Corporation plc (4)                                           13,833,084      3,458,271          6.1%
Merrill Lynch Asset Management (5)                                       12,722,048      3,180,512          5.6%

HOLDINGS BY DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------
Daniel M. Doyle  (6)                                                      7,455,200      1,863,800          3.3%
Mark A. Vaughan-Lee  (7)                                                  1,160,000        290,000             *
David C. Snell  (8)                                                       1,128,000        282,000             *
David W. Kendall                                                             15,000          3,750             *
James F. White, Jr.                                                           4,000          1,000             *
Pierson M. Grieve                                                            20,000          5,000             *
Keith J. Merrifield                                                          15,000          3,750             *
J. Ernest Riddle                                                                  0              0             *
Peter G. Meier                                                                    0              0             *
Martin G. St. Quinton (9)                                                 2,309,600        577,400          1.0%
R. Paul Umberg (10)                                                          17,356          4,339             *

All Directors and executive Officers as a group (15 persons)             12,253,604      3,063,401          5.4%

-------------
(*)      Represents less than one percent (1%) of the share capital.
(1) Except for Messrs. Meier, St. Quinton and Umberg, all of the listed individuals are currently Directors of the Company. Messrs. Doyle, Vaughan-Lee and Snell are executive officers of the Company.
(2) Except as otherwise indicated, all Ordinary Shares are held of record with sole voting and investment power.
(3) Massachusetts Financial Services is a mutual fund organization. The address of Massachusetts Financial Services is 500 Boylston Street, Boston, Massachusetts 02116.
(4) Prudential Corporation plc is affiliated with Prudential Client (MSS) Nominees Ltd. The address of Prudential Corporation plc is 142
         Holborn Bars, London EC1N 2NH England.
(5) Merrill Lynch Asset Management is a mutual fund organization. The address of Merrill Lynch Asset Management is 800 Scudders Hill Road, Plainsboro, NJ 08536.
(6)      Includes 229,850 Ordinary Shares (equivalent of approximately
         57,463 ADSs) held of record by Mr. Doyle's wife. Includes options held by Mr. Doyle to purchase 2,924,000 Ordinary Shares (equivalent of 731,000 ADSs), all of which are currently exercisable.
(7) Includes 540,000 Ordinary Shares (equivalent of 135,000 ADSs) which are held in a pension fund. Also includes options held by Mr. Vaughan-Lee to purchase 620,000 Ordinary Shares (equivalent of 155,000 ADSs), all of which are currently exercisable, and held in a pension fund.

 (8) Includes options held by Mr. Snell to purchase 88,000 Ordinary Shares (equivalent of 22,000 ADSs), all of which are currently exercisable.
 (9) Includes options held by Mr. St. Quinton to purchase 310,000 Ordinary Shares (equivalent of 77,500 ADSs), all of which are currently exercisable.
(10) Includes options held by Mr. Umberg to purchase 10,000 Ordinary Shares (equivalent of 2,500 ADSs), all of which are currently exercisable.
(11) Based on 227,495,865 Ordinary shares outstanding. Pursuant to the rules of the Securities and Exchange Commission, certain of the Ordinary Shares which a person has a right to acquire within 60 days of the date of the hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

         On March 31, 1998, The Bank of New York, as depositary for the Company's ADS program, held 166,129,791 Ordinary Shares representing 73.0% of the issued share capital.

         The information contained in the following sections "Report of the Human Resources Committee" and "Performance Graph" is not deemed to be "Soliciting Material" or to be "Filed" with the SEC or subject to Regulation "A" under the 1934 Act, or to the liabilities of Section 18 of the 1934 Act.


                    REPORT OF THE HUMAN RESOURCES COMMITTEE


EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

         The guiding philosophy of Danka's executive compensation program is to:

a) provide an industry-competitive program with emphasis on incentive pay which links pay to performance, both long and short term, and provides the opportunity to earn compensation above the competitive market when the Company's performance exceeds that of its peers;

b) ensure that executive compensation over time closely reflects long term shareholder return.

         Compensation of the Company's top executives is reviewed and approved by the Human Resources Committee which is comprised entirely of non-employee, independent directors. The Human Resources Committee has access, at its discretion, to compensation consultants and survey information on executive compensation in comparable companies. In determining the compensation of top executives, the generally accepted practices on executive compensation in the geographic markets in which they are principally based are taken into account.

COMPENSATION ELEMENTS

         There are three elements to the Company's executive compensation program:

         o       base salary, other benefits and relevant perquisites
         o       annual incentives
         o       long term incentives - currently executive share options

Base Salary

         Base salaries for senior executives, including those listed in the Summary Compensation Table, are targeted to be at the 50th percentile of companies in similar industries. Such companies include Xerox, Ikon Office Solutions, Pitney Bowes, Lexmark, Boise Cascade Office Products, Harris, OfficeMax, Polaroid and Staples. Actual base salary levels vary from this target level based upon the potential impact of the individual executive on the Company, the skills and experience that the executive brings to the job and the individual's performance.

         Further details of other benefits and perquisites provided are given below.

Annual and long term incentives

         Under the Company's annual and long term incentive plans total compensation is geared to the Company's financial performance, so that at the upper end of pre-determined performance bands, compensation will be at the 75th percentile for executives in similar companies in similar geographic regions.

         Annual incentive compensation for executives is based on pre-established performance goals, primarily corporate earnings per share and cash generation by the Company. Certain executives are eligible for incentive compensation based on business unit operating performance. In addition, performance compensation may be earned for achievement of personal goals as approved by the Human Resources Committee. The maximum annual incentives for executives range from 20% to 150% of base salary.

         Long term incentive compensation consists of the award of stock options. The number of stock options awarded to an executive is based on the executive's target option level, the targets being set as a range depending on staff grade and the individual's performance. Currently, neither the number of options previously granted to, nor the options currently held by, a potential recipient are considered when grants are awarded. Stock options to individuals are currently limited to annual awards of options with respect to 600,000 Ordinary Shares (or the equivalent thereof in ADSs), but, as described on pages 30 and 31 of the Proxy Statement, the Company has proposed to modify this limit. The new limit, which is subject to shareholder approval, is 4,000,000 Ordinary Shares (equivalent to 1,000,000 ADSs) per individual in any five year period. Stock options are granted at the fair market value on the date of the grant, have a 10-year maximum term and generally vest three years after the date of grant.

One million limit on deductibility

         Section 162(m) of the Internal Revenue Code limits the U.S. tax deduction the Company may claim for non-deferred compensation paid to its Chief Executive Officer or to any one of the other four executive officers named in the Summary Compensation Table in a single fiscal year to $1,000,000, unless the portion exceeding $1,000,000 qualifies as performance-based compensation under the U.S. tax laws. The Human Resources Committee has determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to ensure that all amounts paid to the Company's Chief Executive Officer or to any of the other Named Executive Officers in excess of $1,000,000 will qualify as performance-based pay and be deductible by the Company.

         In this regard the Board is proposing to shareholders at the forthcoming Annual General Meeting that a new executive bonus program, the "1998 Executive Performance Plan", be approved. A summary of the provisions of the plan is set out on pages 7, 8 and 9 of the Proxy Statement. If approved, the new executive performance plan would replace the 1994 Executive Performance Plan, currently in force. During fiscal 1998 no awards were made under the 1994 Executive Performance Plan.

Other Benefits

         The Company may provide other benefits (including perquisites) to its senior executives in line with accepted practice in the geographic territories in which they are based. These include the use of an automobile or the provision of an automobile allowance, health insurance, life insurance, 401(k) plans and, in the case of executives based in Europe, Company pension schemes.

         In addition, in fiscal 1997 the Company established a Supplemental Executive Retirement Plan (the "SERP") for its U.S. based executives. The SERP, which is not tax-qualified, provides an annual retirement benefit, payable over 15 years, to participants who attain a retirement age of 60. The SERP benefit phases in until 100% accrual is attained after four years of participation for each contribution. At March 31, 1998 all fiscal 1997 contributions were 40% vested. Contributions to the SERP are at the discretion of the Company. There were no contributions to the SERP for fiscal 1998 for the Named Executive Officers. (See the table captioned "Summary Compensation Table".)

         The Company also established a Deferred Compensation Plan in fiscal 1997 for its U.S. based executives, which allows participants to defer all or a portion of their annual salary and/or bonus until the retirement age of 60. Upon retirement, each participant will receive their deferred balances in either a lump sum, or in annual installments over five, 10 or 15 years. (See the table captioned "Summary Compensation Table".)

         The Company has purchased and holds whole life insurance policies on the lives of those executive officers participating in the SERP and the Deferred Compensation Plan, to provide a source of funds available to satisfy its obligations under these plans.

CEO COMPENSATION

         The Human Resources Committee determined that it was in the best interests of shareholders that the services of Mr. Doyle should be secured for a further four year period and that a new employment contract should be executed as soon as practicable.

         The framework for determining Mr. Doyle's base salary and opportunities under the Company's annual and long term incentive compensation plans is described in the compensation elements section of this report set out above. In fiscal 1998 Mr. Doyle received a base salary of $795,000 (see the table captioned "Summary Compensation Table"), which was increased from $630,000 with effect from April 1, 1997 to bring his base compensation more in line with normal market practice for CEOs of peer group companies. In addition, in accordance with established practice in the U.K., he received $12,310 (equivalent to L.7,500) in directors fees.

         No annual incentive award was made to Mr. Doyle during or in respect of fiscal 1998 as the pre-determined performance goals for increasing diluted earnings per share were not met in this period. In fiscal 1998 the Human Resources Committee granted him options to acquire 100,000 ADSs (equivalent to 400,000 Ordinary Shares) at a price of $47.97 per ADS (equivalent to 730 pence per Ordinary Share). (See the table captioned "Summary Compensation Table".) The exercise of these options is subject to stringent performance criteria geared to growth in the Company's earnings per share. The level of grant was determined having considered a number of factors, including the Company's expansion in recent years, total shareholder return, individual performance, individual responsibilities and individual potential.

         In fiscal 1998, the Human Resources Committee conducted a review of Mr. Doyle's total compensation. In performing their work, they commissioned a report from, and were advised by, Frederic W. Cook & Co., Inc., an independent consulting firm specializing in executive compensation. The guiding principles for the new employment arrangements entered into with Mr. Doyle were as referred to above. Particular weight was attached to normal practice in relation to U.S.-based executives of similar public companies.

         On May 15, 1998 the Company entered into a new employment contract with Mr. Doyle, which expires on March 31, 2002. In addition to his base salary of $800,000 per annum (which is to be reviewed annually), Mr. Doyle is entitled to an annual bonus under the proposed 1998 Executive Performance Plan of 100% of salary on achievement of annually determined performance goals. He is eligible for a further bonus of a maximum of 50% of salary on achievement of stretch goals, also determined annually.

         Under the contract Mr. Doyle is due to be awarded options to acquire a total of 1,000,000 ADSs (equivalent to 4,000,000 Ordinary Shares). Of these, options to acquire 625,000 ADSs (equivalent to 2,500,000 Ordinary Shares) will be awarded during the current fiscal year (with options to acquire 500,000 ADSs due to be granted as soon as possible after signing the contract). Options to acquire 125,000 ADSs (equivalent to 500,000 Ordinary Shares) will be awarded in each of the remaining three fiscal years of the contract.

         The full implementation of the arrangements in relation to options is contingent upon the approval of shareholders to amendments to the Company's 1996 Share Option Plan to be effected on the passing of resolution 9 to be proposed at the Company's forthcoming Annual General Meeting. In particular, the level of award of options set out in the contract is above the annual limit of 150,000 ADSs per employee that is currently available under the Company's 1996 Share Option Plan. Consequently, options to acquire 350,000 ADSs as called for under the contract cannot be awarded prior to shareholder approval. On May 15, 1998 Mr. Doyle was granted options to acquire 150,000 ADSs at a price of $18.69 per ADS (equivalent to 600,000 Ordinary Shares at 287 pence per share).

         To take account of the possibility that the pricing of the grant of options to acquire the 350,000 ADSs following the amendments to the plan, if approved by shareholders, may be higher than the grant made on May 15, 1998 at a price of $18.69 per ADS, the new employment contract provides that a supplemental cash payment would be made. This would be paid at the time of vesting of that option and would be equivalent to any increase in the average price of the Company's ADSs as traded on NASDAQ in the five days following the announcement of the Company's results for the quarter to June 30, 1998 compared to $18.69 (subject to a maximum of $5.00 per ADS), multiplied by the number of options vesting but subject to a maximum of $1,750,000 in total.

         In general the employment contract is terminable on one year's notice by the Company or Mr. Doyle. In the event of termination by the Company other than for cause (as defined in the contract), or in the event of termination by Mr. Doyle for good reason (as similarly defined) he is eligible to receive a payment equivalent to two years' salary and target bonuses to be paid in 24 monthly installments always provided that no such installment may be paid after the normal expiration date of the contract. Thus the total compensation due declines to zero on a straight line basis over the final two years of the contract.

         Other benefits (including perquisites) due to him under the new contract are essentially similar to those under his previous employment agreement. Mr. Doyle participates in the Company's heath insurance and 401(k) plans.

OTHER EXECUTIVE DIRECTORS

         The chairman, Mr. Vaughan-Lee, receives a director's fee of L.7,500 per annum. In addition, the Company has an ongoing agreement, terminable on one year's notice, with Mark A. Vaughan-Lee Limited, a company which is majority owned by Mr. Vaughan-Lee, with respect to consulting services. This agreement was effective April 1, 1994 and was for an initial three year term with automatic renewals for three year periods thereafter, unless terminated by either party on one year's written notice in accordance with the terms of the contract. The amount payable by the Company on termination of the contract comprises one year's consulting fees.

         During the year Mr. Vaughan-Lee was issued an option to acquire up to 40,000 Ordinary Shares (equivalent to 10,000 ADSs) at a price of 730 pence per Ordinary Share (equivalent to $47.97 per ADS). The grant of options was not subject to any performance vesting conditions. Further details of amounts paid to Mark A. Vaughan-Lee Limited in respect of the services of Mr. Vaughan-Lee are set out in the "Summary Compensation Table".

         Mr. David Snell, the Company's Finance Director, is employed under a contract effective April 1, 1994 which had an initial term of three years with automatic renewal for three year periods thereafter. His compensation package consists of base salary (subject to annual review) as well as other benefits (including health insurance and cash bonus).

         Mr. Snell's salary was last adjusted during fiscal 1997. He did not receive any bonus during fiscal 1998 as the Company failed to achieve the pre-determined performance targets for increasing diluted earnings per share set by the Human Resources Committee. During the year he received an option to acquire up to 75,000 ADSs (equivalent to 300,000 Ordinary Shares) at a price of $47.97 per ADS (equivalent to 730 pence per Ordinary Share). These options did not contain any performance vesting conditions. In addition to the above compensation, Mr. Snell received directors fees totaling $12,310 (equivalent to L.7,500).

         The members of the Human Resources Committee are Pierson M Grieve, David W Kendall, Keith J Merrifield and J Ernest Riddle. Mr. Riddle was appointed to the Human Resources Committee during the year and Mr. David Hooker resigned from the Committee on his retirement from the board at the Company's 1997 Annual General Meeting. Mr. Riddle and Mr. Grieve retire at the forthcoming Annual General Meeting in accordance with the Company's Articles of Association. Mr. Riddle is seeking re-election to the board.



                                        By the Human Resources Committee

                                                 Pierson M. Grieve
                                                 David W. Kendall
                                                 Keith J. Merrifield
                                                 J. Ernest Riddle

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

         The following table provides information concerning the annual compensation and long-term compensation for services rendered in all capacities to the Company for the last three (3) fiscal years for each of the following Named Executive Officers. The Company did not grant any restricted stock awards or stock appreciation rights during the last three (3) fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                 ANNUAL COMPENSATION                         AWARDS
                               --------------------------------------------------------   ------------
     NAME AND                  FISCAL                                   OTHER ANNUAL       NUMBER OF         ALL OTHER
PRINCIPAL POSITION              YEAR       SALARY          BONUS        COMPENSATION (2)   OPTIONS (3)      COMPENSATION
------------------              ----       ------          -----        ----------------   -----------      -------------
Mark A. Vaughan-Lee,
   Chairman                     1998      L.181,500(4)        --            L.7,500           40,000          L.8,270(4)
                                1997      L.181,500(4)        --            L.7,500           37,243         L.15,570(4)
                                1996      L.170,000(4)  L.65,000(4)         L.7,500           48,000               --

Daniel M. Doyle,
   Chief Executive              1998       $795,000           --            $12,310          400,000          $63,716(5)
                                1997       $630,000           --            $11,900          180,000         $121,846(5)
                                1996       $600,000     $540,000            $11,740          124,000          $53,817(5)

David C. Snell,                 1998       $600,000           --            $12,310          300,000           $9,076(6)
   Finance Director             1997       $460,000     $200,000(1)         $11,900          126,000          $48,982(6)
                                1996       $420,000     $378,000            $11,740           88,000           $3,440(6)
Peter G. Meier,
   Corporate Vice President,    1998       $446,000     $101,250                 --           70,000           $5,608(8)
   Americas (7)

Martin G. St. Quinton
   Corporate Vice President,    1998      L.200,000    L. 90,000                 --          110,000         L.34,817(9)
   International                1997      L.210,500    L.325,000                 --           80,000         L.41,422(9)
                                1996      L.150,000    L.100,000                 --           66,666         L.14,480(9)


------------

(1) Includes deferred compensation under the Company's Deferred Compensation Plan of $200,000 for Mr. Snell in 1997.
(2)      The amounts listed represent sums received as Director fees.
(3) Options are granted to acquire either Ordinary Shares or American Depositary Shares ("ADS") depending on where the individual is resident. Each ADS represents four Ordinary Shares. All numbers shown represent Ordinary Shares or the equivalent number of Ordinary Shares based on the 4:1 ratio. All options were granted at the fair market value of the underlying Ordinary Shares or ADSs on the date of the grant.
(4) These sums paid were pursuant to a consulting arrangement between the Company and Mark A. Vaughan-Lee Ltd.
(5) Includes net premiums of $41,855 in each year paid by the Company as advances under a $3,000,000 split-dollar term life insurance agreement on behalf of Daniel M. Doyle for the benefit of beneficiaries designated by Mr. Doyle. The advances are secured by an interest in the policy which has been assigned to the Company and are repayable upon (i) the death of Mr. Doyle, (ii) the surrender of the policy, or (iii) termination of the split-dollar life insurance agreement prior to the death of Mr. Doyle. Also includes Company matching contribution to 401(k) plan of $9,228, $6,296 and $5,082 in fiscal 1998, 1997 and 1996, respectively. Fiscal 1998, 1997 and 1996 also include

         $12,633, $13,695 and $6,880, respectively of above-market interest earned on deferred compensation arrangement. Fiscal 1997 also includes Company contribution of $60,000 to the Supplemental Executive Retirement Plan.
(6) Represents above-market interest earned on deferred compensation arrangement in fiscal 1998, 1997 and 1996 of $9,076, $6,982 and $3,440, respectively. Fiscal 1997 includes Company contribution of $42,000 to the Supplemental Executive Retirement Plan.
(7)      Mr. Meier became a Named Executive Officers in fiscal 1998.
(8) For Mr. Meier, other compensation consists of Company matching contribution to 401(k) plan of $5,608.
(9)      Consists of Company pension contributions.

SHARE OPTION PLANS

         The Company has options outstanding under its Share Option Plans. Options granted are for the right to acquire Ordinary Shares or ADSs. The following table provides information concerning options granted, under the Company's Share Option Plans, to the Named Executive Officers during fiscal 1998. The Company did not grant any stock appreciation rights during fiscal 1998.

                         OPTIONS GRANTED IN FISCAL 1998

                               INDIVIDUAL GRANTS

                                            % OF TOTAL                                   POTENTIAL REALIZABLE VALUE
                                             OPTIONS                                      AT ASSUMED ANNUAL RATES
                                            GRANTED TO                                  OF SHARE PRICE APPRECIATION
                            NUMBER OF       EMPLOYEES      EXERCISE                          FOR OPTION TERM(3)
                             OPTIONS           IN            PRICE        EXPIRATION    ---------------------------
NAME                        GRANTED(1)     FISCAL 1998    ($/SHARE)(2)       DATE           5%             10%
----                       -----------     -----------    ------------    ----------        --             ---
Mark A. Vaughan-Lee           40,000           0.5%         $12.24       08/01/2007      $  307,868      $  780,197
Daniel M. Doyle              400,000           4.6%         $12.24       08/01/2007      $3,016,808      $7,645,183
David C. Snell               300,000           3.4%         $12.24       08/01/2007      $2,262,606      $5,733,887
Peter G. Meier                70,000           0.8%         $ 4.12       03/09/2008      $  181,558      $  460,103
Martin G. St. Quinton         40,000           0.5%         $12.24       08/01/2007      $  307,868      $  780,197
                              70,000           0.8%         $ 4.12       03/09/2008      $  181,558      $  460,103

----------------------------
(1) The options granted are for Ordinary Shares, or the Ordinary Share equivalent number in the case of ADSs.
(2) The exercise price is reflected in U.S. dollars using the Noon Buying Rate conversion rate of L.1.00=$1.6765 on March 31, 1998.
(3) The U.S. dollar amounts under these columns are the result of calculations at 5% and 10% which reflect rates of potential appreciation set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's Ordinary Share or ADS price. The Company's stock options are granted with a pence per Ordinary Share or $ per ADS exercise price. The U.S. dollar appreciation is calculated using the March 31, 1998 Noon Buying Rate of L.1.00=$1.6765.

         The following table provides detailed information concerning aggregate share option exercises in fiscal 1998 and share option values at the end of fiscal 1998 for unexercised share options held by each of the Named Executive Officers.

                  AGGREGATED OPTIONS EXERCISED IN FISCAL 1998
                       AND FISCAL YEAR-END OPTION VALUES
                  --------------------------------------------

                              NUMBER OF                                                       VALUE OF UNEXERCISED
                           ORDINARY SHARES                   NUMBER OF EXERCISED                 IN-THE-MONEY
                             ACQUIRED ON      VALUE       OPTIONS AT FISCAL YEAR-END      OPTIONS AT FISCAL YEAR-END
NAME                         EXERCISE(1)    REALIZED(2)   EXERCISABLE/UNEXERCISABLE(1)   EXERCISABLE/UNEXERCISABLE(3)
----                         -----------    -----------   ----------------------------   ----------------------------
Mark A. Vaughan-Lee              ---           ---             572,000/125,243                $2,376,969/--
Daniel M. Doyle                  ---           ---            2,800,000/704,000               $9,376,665/--
David C. Snell                   ---           ---               --/514,000                       --/--
Peter G. Meier                   ---           ---               --/171,408                       --/--
Martin G. St. Quinton           44,000       $354,326          248,250/358,416                  $11,112/--


------------

(1) The options granted are for Ordinary Shares or the Ordinary Share equivalent of ADSs and were granted at the fair market value underlying the Ordinary Shares or ADSs on the date of the grant.
(2) Fair market value of the Company's Ordinary Shares on the date of exercise, minus the exercise price, multiplied by the Noon Buying Rate on the date of exercise.
(3) Based upon the March 31, 1998 closing price of 274 pence per Ordinary Share on the London Stock Exchange, multiplied by the Noon Buying Rate on March 31, 1998 of L.1.00=$1.6765.

COMPENSATION OF DIRECTORS

         Each non-employee Director of the Company was paid the equivalent of an annual sum of L.7,500 for fiscal 1998. In addition, with effect from October 1, 1997, non-employee Directors are eligible to receive a further L.22,500 remuneration if they are members of sub-committees of the Board of Directors. Each non-employee Director of the Company will be paid the same equivalent of an annual sum for fiscal 1999. Each Director also serving as an executive officer received the equivalent of L.7,500 in Directors' fees for fiscal 1998 and will receive the equivalent of L.7,500 for fiscal 1999. Additionally, each non-employee Director receives the equivalent of L.750 for each day in which a Board of Directors or committee meeting is attended and is reimbursed for expenses in connection with such attendance. However, in the case of the chairman of a committee, a daily allowance of L.1,000 is given. In addition, each non-employee Director receives an allowance of L.250 in respect of his participation in a telephone conference call constituting a meeting of the board or any of its sub-committees.

NON-EMPLOYEE, INDEPENDENT ("NON EXECUTIVE") DIRECTORS

         Compensation payable to the non-employee Directors is determined by the executive members of the board and is reviewed annually. Emoluments comprise a fee together with an additional allowance for acting as members of sub- committees of the board. In addition, non-employee Directors are paid a per diem allowance for attendance at meetings and can claim reimbursement of reasonable travel expenses.

         At the Company's 1996 Annual General Meeting shareholders approved the implementation of a share option scheme for non-employee Directors. This provided for the award of 2,500 ADSs (equivalent to 10,000 Ordinary Shares) to a non- employee Director on joining the board and an annual award of options to subscribe for 500 ADSs (equivalent to 2,000 Ordinary Shares) thereafter. An annual award of options was made to Mr. Grieve, Mr. Merrifield, Mr. Kendall and Mr. White immediately following the Company's announcement of its results for the quarter ended June 30, 1997. Mr. Merrifield had previously been granted options on joining the board in January 1997. In order to bring the Company into line with present U.K. corporate governance guidelines in relation to option grants to non-employee Directors, all of the non- employee Directors waived their entitlements to acquire shares pursuant to the existing outstanding options and the scheme generally.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Human Resources Committee in fiscal 1998 were Messrs. Grieve, Kendall, Merrifield and Riddle. Mr. Hooker was also a member of the Human Resources Committee until the date of his retirement in July 1997. Neither Mr. Grieve, Mr. Kendall, Mr. Merrifield nor Mr. Riddle has at any time been an Executive Officer of the Company. There were no Human Resources Committee interlocks or insider participation in compensation decisions in fiscal 1998.

PERFORMANCE GRAPH

         COMPARISON OF FIVE (5) YEAR CUMULATIVE TOTAL RETURN* AMONG DANKA BUSINESS SYSTEMS PLC,** S&P 500 INDEX AND S&P OFFICE EQUIPMENT AND SUPPLIES INDEX


                                [GRAPH]


                                         1993       1994         1995      1996         1997      1998
                                         ----       ----         ----      ----         ----      ----
Danka Business Systems PLC               $100        $196        $261       $430        $322      $190
S&P 500                                  $100        $101        $110       $155        $186      $336
S&P Office Equipment & Supplies          $100        $106        $114       $157        $211      $275

-----------

         Assumes $100 invested on April 1, 1993 in Danka Business Systems PLC, S&P 500 Index and S&P Office Equipment and Supplies Index. Comparison is made for the five (5) year period from March 31, 1993 to March 31, 1998, with the base measurement point fixed at the close of trading on March 31, 1993. The Company's fiscal year ends on March 31.

* Total return assumes reinvestment of any dividends for all companies considered within the comparison and is based on the current four-to-one ratio of Ordinary Shares to each ADS.

**       Assumes investment in the Company's ADSs traded on the NASDAQ National
         Market.

Note: The performance shown on the graph above is not necessarily indicative of future Ordinary Share or ADS price performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The information set forth herein briefly describes certain relationships and transactions between the Company and affiliated parties. Management of the Company believes that such relationships and transactions have been established on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties. These relationships and transactions have been approved by a majority of the Company's independent outside Directors (and the Audit Committee since its creation). Future relationships and transactions, if any, with affiliated parties will be approved by a majority of the Company's independent outside Directors and the Audit Committee and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

         The Company occupies its principal business headquarters in St. Petersburg, Florida under a lease dated December 22, 1986 between Danka Industries, Inc., now known as Danka Holding Company and Daniel M. Doyle, a Director and Chief Executive of the Company, and Frances J. McPeak, Jr., a previous shareholder of Danka Holding Company. The lease was assigned from the individuals on March 1, 1987, to Mid-County Investments, Inc., a Florida corporation of which Mr. Doyle is a fifty percent (50%) shareholder. An Addendum to the Lease Agreement was entered into on September 1, 1992, extending the lease term until December 31, 2003 and providing for a rental of $580,000 per annum. Danka Holding Company's payments made under the lease for fiscal 1998 amounted to $580,000. The aggregate sum owed for the remainder of the lease was approximately $3,332,000 as of March 31, 1998. An amount of $36,000 has been deposited with the landlord as security for the performance by Danka Holding Company of its obligations under the lease. Additionally, since 1987, the Company has had contingent liability for a guarantee by Danka Holding Company for the financing of the building by Mr. Doyle and Mr. McPeak. Danka Holding Company's contingent liability for repayment in the event of a default of the obligation totaled $792,000 as of March 31, 1998. Further, Danka Holding Company leases three other offices from Mr. Doyle and Mr. McPeak. The aggregate rent (including tax) paid by Danka Holding Company on all three leases during fiscal 1998 was $177,000. In addition, Mr. Daniel M. Doyle, Jr., the son of the Chief Executive, is the President of MIDA Group Inc., a real estate services Company, engaged in ordinary course of business real estate service transactions with the Company and its subsidiaries for which the Company paid approximately $1,263,000 for the fiscal year ended March 31, 1998.

         On January 1, 1996, Director James F. White, Jr. became of counsel to the law firm of Shumaker, Loop & Kendrick, LLP, which rendered legal services to the Company and its subsidiaries in fiscal 1998 and is expected to render services to the Company and its subsidiaries in fiscal 1999.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the 1934 Act requires the Company's Directors, officers and holders of more than ten percent (10%) of the Company's Ordinary Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Ordinary Shares and any other equity securities of the Company. Except as set forth below, to the Company's knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all such Section 16(a) filing requirements were complied with by such persons in fiscal 1998.

         Martin G. St. Quinton, a U.K. citizen, did not file a Form 4 reporting a sale of Ordinary Shares in June 1997, a Form 4 reporting the exercise and purchase of share options in August 1997, and a Form 4 reporting a purchase of Ordinary Shares in December 1997. Mr. St. Quinton reported these transactions, which were outside the U.S., on a Form 4 filed in April 1998.

                           SHAREHOLDERS PROPOSALS FOR
                PRESENTATION AT THE 1999 ANNUAL GENERAL MEETING

         If a Holder of Ordinary Shares desires to present a proposal for action at the Annual General Meeting to be held in 1999, and such proposal conforms to the laws of the United Kingdom, such proposal must be received by the Company by May 1, 1999 to be included in the Company's Proxy Statement and proxy for such 1999 meeting.

         If a Holder of American Depositary Shares desires to present a proposal for action at the Annual General Meeting to be held in 1999, and such proposal conforms to the rules and regulations of the SEC and is in accordance with other U.S. federal laws, such proposal must be received by the Company by February 26, 1999 to be included in the Company's Proxy Statement and proxy for such 1999 meeting.

                                            By Order of the Board of Directors



                                            /s/  Paul G. Dumond
                                            ------------------------------
                                            Paul G. Dumond,
                                            Company Secretary


                                            Dated: June 24, 1998

                                   APPENDIX A


PROPOSED AMENDMENTS TO THE DANKA 1996 SHARE OPTION PLAN



The Danka 1996 Share Option Plan (the "Plan") consists of two parts, Part A, which is unapproved by the U.K. Inland Revenue, and Part B, which is approved by the U.K. Inland Revenue. It is proposed to amend both parts (subject in the case of Part B to the approval of the U.K. Inland Revenue) as follows:

1. The proposed amendments summarized below will apply to options granted from May 1998, but not to any options granted before that date.

2. The Plan provides that options which may be granted under the Plan during any one financial year of the Company to any person shall not exceed the equivalent of 600,000 Ordinary Shares (equivalent to 150,000
         ADSs) and no person may be issued more than a total of 5,000,000 Ordinary Shares (equivalent to 1,250,000 ADSs) under the Plan. It is proposed to replace these limits for options granted on or after 1 May 1998 by a limit of 4,000,000 Ordinary Shares (equivalent to 1,000,000 ADSs) which may be placed under option to any person during any period of five consecutive financial years, subject to no options being granted after July 19, 2006. The total limit of 22,000,000 Ordinary Shares (equivalent to 5,500,000 ADSs) which may be issued under the Plan will remain in place.

3. The Plan currently provides that no options may be exercised within three years of the date of grant. It is proposed to amend this so that, provided any performance or other conditions imposed on the grant of the option are satisfied, the option may be exercised as to one-third of the number of shares one year after the date of grant, the next one-third two years after the date of grant, and the final one-third three years after the date of grant.

4. The Plan currently provides that if an option holder ceases to be employed by the Company by reason of ill-health, injury, disability, retirement, the employing company or business leaving the Company, or death, he can exercise within a period of twelve months after ceasing employment. It is proposed to amend these periods to three years or such shorter period as the Committee may decide. Exercise in such circumstances will be at the discretion of the Committee which may impose additional conditions on the exercise.

         If the option holder ceases to be employed for any other reason except for cause, he can exercise within 30 days after his employment ceased or such later period as the Committee in its absolute discretion may decide, not exceeding one year. It is proposed to extend the period of the Committee's discretion to three years.

5. The Rules currently permit the Committee to impose additional conditions on exercise, such as performance conditions. It is proposed to amend the Rules to clarify that these conditions do not have to be satisfied in certain circumstances, for instance in the event of a change of control or the employee ceasing employment (at the discretion of the Committee).

6. In the case of a grant to a US-resident person, the first $100,000 of options granted to such person in each year will currently qualify under the Plan as Incentive Stock Options. It is proposed to amend this, so that the Committee, in its discretion, may make such awards as Non-Qualifying Stock Options to US-resident persons.

A copy of the detailed amendments will be available for inspection at the registered office of the Company and at the office of the Company's solicitors, Clifford Chance, 200 Aldersgate Street, London EC1A 4JJ during normal business hours on weekdays (Saturdays and public holidays excepted) up to the date of the Annual General Meeting and at the meeting itself. The Directors reserve the right up to the time of the meeting to make such amendments as they may consider necessary or appropriate, provided that such alterations do not conflict in any material respect with the summary set out above.

                                   APPENDIX B



The principal features of the Danka Business Systems PLC Savings Related Share Option Scheme (the "Scheme") are:-

1.       Eligibility

         All U.K. based employees who have worked for a company in the Company for at least six months are eligible to participate in the Scheme. The Board has a discretion to invite employees who do not satisfy these conditions to participate in any grant of options.

2.       Exercise Price

         The exercise price of an option is determined by the Board prior to invitations being sent to all eligible employees. The exercise price must not be less than the nominal value of an Ordinary Share (if it is an option to subscribe for Ordinary Shares) or 80 per cent of the middle market quotation of the Company's Ordinary Shares on the London Stock Exchange on the last dealing day preceding the issue of invitations under the Scheme. The percentage varies in line with changes in the applicable legislation.

3.       Issue of invitations and grant of options

         The Board may issue invitations during the period of 42 days following the obtaining of Inland Revenue approval of the Scheme. Thereafter invitations may be issued within 42 days of the announcement of the Company's results for any period. In exceptional circumstances the Board may issue invitations outside these periods.

         On receipt of an invitation participants may apply for the grant of an option by entering into a savings contract to save a monthly amount which may not be less than the minimum specified in the savings contract (currently L.5/equivalent to $8) and may not exceed L.250 (equivalent to $420). The limit of L.250 per month may increase in line with changes in the applicable legislation. Applications must be received within a specified period and if the Board receives applications for options over more shares than are available, applications may be scaled down. On receipt of the applications (after scaling down, if applicable) options are granted to participants by the Board.

4.       Exercise of options

         Options may be exercised in the six month period following the maturity date of the related savings contract which may be the third, fifth or seventh anniversary of the commencement of the contract.

         If the option holder ceases employment by reason or injury, disability, redundancy or retirement at age 63 or his contractual retirement age or because the employing company ceases to be a member of the Group or because the business by which he is employed is transferred out of the Group, his or her options may be exercised within six months of cessation. His options will then lapse. If he ceases employment or any other reason (except death) and his option is more than three years old at the time, then he may exercise within six months of cessation unless he was dismissed for fraud or dishonesty. At the end of the six month period his option lapses.

         If an option holder dies before the option becomes exercisable, his option may be exercised within twelve months of his death by his personal representatives. If he dies after the option becomes exercisable the option may be exercised within twelve months after the bonus date under his savings contract by his personal representatives. His options will then lapse.

         An option holder may (but need not) exercise his option on reaching age 63 even if he does not retire then.

         If the option holder ceases employment in other circumstances then the option will lapse.

         Options are also exercisable within limited periods if the Company is taken over or is wound up or if there is a scheme of reconstruction.

5.       Substitution of Shares

         Where there is a general offer to acquire the Company, options may by agreement between the offeror and the option holder be rolled over into options over the shares of the offeror.

6.       Limitations on the Scheme

         The aggregate number of ordinary shares which may be issued pursuant to options to subscribe granted in a ten year period under the Scheme and pursuant to rights granted in the same period under any other employee share scheme adopted by the Company in general meeting may not exceed 34,000,000 ordinary shares (equivalent to 8,500,000 ADSs) (equivalent to approximately 15% of the Company's issued share capital;

         These limits do not affect options which may be satisfied by the transfer of issued ordinary shares to the option holder by a third party (such as an employee share trust, being a trust formed to acquire shares of the Company for the benefit of the employees). The Company intends to establish such a trust to operate in conjunction with the Scheme.

7.       Variation of share capital

         On a variation of the Company's share capital by way of capitalization or rights issue, sub-division, consolidation or a reduction, the exercise price and the number of shares comprised in an option can be varied at the discretion of the Board subject to:-

         i) certification from the Company's auditors that in their opinion the variation is fair and reasonable; and

         ii)     prior Inland Revenue approval.

8.       General

         Ordinary shares allotted on the exercise of options rank pari passu with ordinary shares in issue at the date of allotment but shall not rank for dividends whose record date precedes the date of exercise of the option.

9.       Amending the Scheme

         The Board will have power to administer, interpret and amend the Scheme. No amendment may be made to the provisions relating to:-

9.1      the eligibility conditions;
9.2      the limit rules;
9.3      the variation of share capital rule;
9.4 the rules governing the terms of the options to be received by option holders to the advantage of options holders without the prior approval of shareholders in general meeting (except for minor amendments to benefit the administration of the Scheme or to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for option holders or the Company) nor will any amendment be effective unless it has received the approval of the Inland Revenue.

10.      U.S. federal income taxes consequences

         Since only U.K. resident employees are eligible to participate in the Scheme, there are no United States federal tax consequences related to the issuance and exercise of such options to the recipient or the Company.

         Copies of the draft Rules of the Scheme will be available for inspection at the registered office of the Company and at the offices of Macfarlanes, 10 Norwich Street, London EC4A 1BD during normal business hours on any weekday (Saturdays and public holidays excepted) up to the date of the Annual General Meeting and at the meeting itself.

                                   APPENDIX C

                           DANKA BUSINESS SYSTEMS PLC
                        1998 EXECUTIVE PERFORMANCE PLAN


         1. ESTABLISHMENT AND PURPOSE OF THE PLAN. The DANKA BUSINESS SYSTEMS PLC 1998 EXECUTIVE PERFORMANCE PLAN is hereby established upon the following terms and conditions. The purpose of the Plan is to recognize and reward on an annual basis the contributions of the Chief Executive and selected other executive officers of Danka Business Systems PLC toward the overall profitability of the Company.

         2.      DEFINITIONS.

                 2.01 Awardee: An Executive Officer to whom a Performance Award is made.

                 2.02 Board of Directors: The Board of Directors of Danka Business Systems PLC.

                 2.03 Cash: Funds in U.S. Dollars, U.K. Pounds or such other currency used as a medium of payment for an annual Executive Performance Award.

                 2.04 Committee: The Human Resources Committee of the Board of Directors, or such other committee designated by the Board of Directors, designated to administer the Plan under Section 4, which committee shall have at least TWO (2) members, each of which shall be an Outside Director.

                 2.05 Company: Danka Business Systems PLC, a corporation organized in the United Kingdom, or any successor to substantially all its business, and its direct and indirect subsidiaries.

                 2.06 Danka Office Imaging. Danka Office Imaging Company, a Delaware corporation and the principal U.S. operating subsidiary of the Company, or any successor to substantially all its business.

                 2.07 Diluted EPS: For purposes of this Plan, Diluted EPS shall mean the Company's earnings per American Depositary Share for the fiscal year of the Company, as reflected in the audited consolidated statements of earnings for Danka Business Systems PLC and subsidiaries for the relevant fiscal year, prepared in accordance with U.S. GAAP, but excluding any extraordinary, unusual or nonrecurring items, in the Committee's discretion, stated on a diluted basis and expressed in U.S. dollars.

                 2.08 Executive Officer: The Chief Executive of the Company, and any other executive officer designated by the Committee as eligible to participate in this Plan.

                 2.09 Internal Revenue Code: The Internal Revenue Code of 1986, as amended.

                 2.10 Outside Director: A member of the Board of Directors who is an "outside director" as that term is defined in Treasury Regulation 1.162-27(e)(3) promulgated under the Internal Revenue Code, or any successor definition adopted under Internal Revenue Code Section 162(m), and a "non-employee" director as that term is defined in SEC Rule 16b-3(b)(3) or any successor definition promulgated by the SEC.

                 2.11 Performance Award: An annual performance bonus earned by an Executive Officer pursuant to the terms of this Plan, whether payable in Cash or voluntarily deferred under the terms of the Danka Office Imaging Executive Deferred Compensation Plan.

                 2.12 Performance Goal: The required levels of performance by the Company of such financial performance measures as may be designated by the Committee, upon which payment of a Performance Award is contingent, as described in Section 6 of the Plan. Any Performance Goal shall be stated in terms of the Company's operating income, pre-tax income, net income, earnings per share, cash flow from operations, growth in revenues, market share, or such other objective measures of performance as the Committee may determine to be appropriate. The accomplishment of a Performance Goal must be objectively determinable by a third party with knowledge of the relevant facts.

                 2.13 Plan: Danka Business Systems PLC 1998 Executive Performance Plan herein set forth, as the same may from time to time be amended.

                 2.14 U.S. GAAP: United States Generally Accepted Accounting Principles.

         3. ELIGIBILITY. The Chief Executive of the Company and any other Executive Officer of the Company, as defined herein, shall be eligible for Performance Awards under the Plan.

         4.      PLAN ADMINISTRATOR.

                 4.01 Administrator: The Plan shall be administered by the Committee.

                 4.02 Administrative Powers: The Committee shall have the full power to interpret and administer the Plan and full authority to act in selecting the Executive Officers to whom Performance Awards will be granted, as well as full authority to set the Performance Goal or Goals, measure performance in relation thereto, and determine the type and amount of the Performance Awards to be granted to each such Executive Officer, the terms and conditions of Performance Awards granted under the Plan and the terms of agreements which will be entered into with Awardees. The Committee shall have the power to make regulations for carrying out the Plan and to make changes in such regulations as they from time to time deem proper. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, employees, Executive Officers, their respective legal representatives, successors and assigns and upon all other persons claiming under or through any of them.

                 4.03 Limitation on Liability: Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

         5. FORM OF PAYMENT OF AWARD. Any Performance Award payable to an Executive Officer under this Plan with respect to a fiscal year will be paid to the Executive Officer in Cash unless the Executive Officer has elected, with the Committee's approval, by filing a written election with the Committee prior to April 1 of the fiscal year (or for the fiscal year ending March 31, 1999, within thirty (30) days after this Plan has been approved by the Company's shareholders), to have all or any designated portion of such Performance Award deferred as an elective deferral pursuant to the terms of Danka Office Imaging's Executive Deferred Compensation Plan (or, for Executive Officers not residing in the U.S., any equivalent deferred compensation plan maintained by the Company in their country of residence), in lieu of a Cash payment.

         6.      PERFORMANCE GOALS AND DETERMINATION OF PERFORMANCE AWARD.

                 6.01 Determination of Performance Goal: In order for any Executive Officer to earn a Performance Award under the Plan for any given fiscal year, the Company must have achieved the Performance Goal or Goals which were established by the Committee during the first quarter (i.e., 90 days) of the fiscal year. During the first quarter of each fiscal year, the Committee shall meet to establish the Performance Goal for the fiscal year, as well as the target performance level for each such Performance Goal to be achieved for payment of the target Performance Award, the threshold level for each Performance Goal below which no Performance Award will be earned, and the ceiling performance level at or above which the maximum available Performance Award will be payable to the Executive Officer. The amount of the Performance Award payable for each Executive Officer shall be directly proportionate to the extent to which the Company has achieved the specified Performance Goal for the subject fiscal year, increasing only in proportion to increases in the level of achievement. In no event shall a Performance Award under the Plan be payable to any Executive Officer for any fiscal year in which the Company's achievement of the relevant Performance Goal is less than the threshold level designated by the Committee.

                 6.02 Determination of Performance Award: Each year, once the Company's audited financial statements for the prior fiscal year are available, the Committee shall: (1) determine whether the Performance Goal for the prior fiscal year has been met and so certify in writing in the Committee minutes or elsewhere, (2) calculate the amount of each Performance Award to be awarded that year under the Plan and (3) grant any such Performance Awards.
The Committee may, in its discretion, reduce (but not increase) the amounts of the Performance Award from the amount so calculated.

                 In determining whether the Performance Goal for a fiscal year has been met, extraordinary, unusual or nonrecurring items may not be excluded unless the Committee has agreed to their exclusion in writing at the time the Performance Goal was established; provided, however, that if the Committee determines that a Performance Goal would not have been met at the same level, in the absence of such an extraordinary or nonrecurring item, the Committee shall have the reserved authority to, in its discretion, reduce the Performance Award which would otherwise have been earned by each Executive Officer in such manner as the Committee may determine to be necessary to properly recognize the impact of such extraordinary item on the Performance Goal and target Performance Award.

                 Executive Officers who leave the employment of the Company and its subsidiaries during the subject fiscal year may be paid a pro rata share of the Performance Award earned through the date of termination pursuant to the terms of this Section 6.02 during the time they were Executive Officers, provided they are not in material breach of their Employment Agreement existing on the date of such termination or payment.

                 6.03 Maximum Amount of Performance Award. Notwithstanding any other provision of this Plan, the amount of the Performance Award to be awarded to an Executive Officer for any year under this Plan shall not exceed the lesser of (1) $2,000,000 in U.S. Dollars or the equivalent in U.K. Pounds, or (2) 150 percent of the Executive Officer's annual base salary as in effect on the last day of the year.

         7. EFFECTIVE DATE AND TERMINATION OF THE PLAN. The Plan shall be effective as of April 1, 1998, subject to approval by the Company's stockholders at the 1998 Annual General Meeting. The Plan shall remain in full force and effect until April 1, 2004, unless terminated by the Board of Directors at an earlier date.

         8. AMENDMENT OF THE PLAN. The Board of Directors shall have the power to amend, suspend or terminate the Plan at any time except for any amendment requiring stockholder approval pursuant to the provisions of the Exchange Act or the Internal Revenue Code.

         9. NON-ASSIGNABILITY. Performance Awards may not be pledged, assigned or transferred for any reason during the Awardee's lifetime, and any attempt to pledge, assign or transfer shall be void and the relevant Performance Award shall be forfeited, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the U.S. Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The naming of a beneficiary does not constitute a transfer.

         10. BENEFICIARY UPON AWARDEE'S DEATH. Any Performance Award earned but unpaid at the time of an Executive Officer's death shall be paid to the Executive Officer's surviving spouse or such other beneficiary as may be designated by the Awardee on forms prescribed by and filed with the Committee. Upon the death of an Awardee, such beneficiary shall succeed to the rights of the Awardee. If no such designation of a beneficiary has been made, the Performance Awards shall succeed to his or her surviving spouse, or, if none, to his or her legal representatives and shall be transferable by will or pursuant to the laws of descent and distribution. No provision of this Section 10 shall reduce the Performance Goal requirements of Section 6 hereof. Death of an Awardee prior to the end of the performance period may result in a reduced Performance Award, based upon a pro rata evaluation by the Committee of the portion of the goal achieved prior to the Awardee's death.

         11.     GENERAL PROVISIONS.

                 11.01 Nothing contained in the Plan, or in any Performance Award granted pursuant to the Plan, shall confer upon any Executive Officer any right with respect to continuance of employment by the Company or with any subsidiary or affiliated company, nor interfere in any way with any right the Company, a subsidiary or affiliated company may have to terminate the employment of an Executive Officer at any time, with or without assigning any reason therefor, nor confer any right with respect to continuance as an Executive Officer, member of the Executive Committee or member of the Board of Directors.

                 11.02 For any Executive Officer residing in the United States, any Performance Award to be paid in Cash shall be paid by Danka Office Imaging through its U.S. payroll system, but if Danka Office Imaging should fail to make any such payment to an Executive Officer when due, the Company and Danka Office Imaging shall be jointly and severally liable for such payment.

                 11.03 Appropriate provisions may be made for all income or payroll-based taxes required to be withheld in connection with any Performance Award pursuant to any federal, state or local tax withholding applicable under the laws of the United Kingdom, the United States of America, or other local or foreign jurisdictions.

                 11.04 If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

                 11.05 Without amending the Plan, Performance Awards may be granted to Executive Officers who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan or to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; and the Secretary or any Assistant Secretary of the Company is authorized to certify the approval of any such supplements, amendments, restatements or alternative versions as though they were approved by the shareholders of the Company provided, however, that no such supplements, amendments, restatements or alternative versions shall cause this Plan to cease to satisfy any conditions of SEC Rule 16b-3 under the U.S. Securities Exchange Act of 1934, or
Section 162(m) of the Internal Revenue Code.

                 11.06 To the extent the U.S. federal laws (such as the Internal Revenue Code of 1986, as amended or Treasury regulations promulgated thereunder) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Florida and construed accordingly.

                 11.07 The Committee may amend any outstanding Performance Awards to the extent it deems appropriate consistent with the requirements of the Internal Revenue Code. Such amendment may be unilateral by the Company, except in the case of amendments adverse to the Awardee, in which case the Awardee's consent is required to any such amendment.


                 11.08 Upon approval of this Plan by the Company's shareholders, the 1998 Executive Performance Plan shall supercede the Company's 1994 Executive Performance Plan, and the 1994 Executive Performance Plan shall be considered terminated and no further force and effect.

         12. AWARDEES' RIGHTS UNSECURED. The right of any U.S. Awardee or his or her designated beneficiary to receive a distribution of any deferred Performance Award shall be an unsecured claim against the general assets of Danka Office Imaging, and neither the Awardee nor his or her designated beneficiary shall have any rights in or against any amount credited to his or her account or any other specific assets of Danka Office Imaging or the Company. All amounts credited to an account shall constitute general assets of Danka Office Imaging and may be disposed of by Danka Office Imaging at such time and for such purposes as it may deem appropriate. An account may not be encumbered or assigned by an Awardee or any beneficiary. In the event the Company or Danka Office Imaging establishes an irrevocable trust that conforms to the requirements of the model trust document set forth in Revenue Procedure 92-64, the Committee may at any time in its sole discretion, fund cash equal to the then deferred amount.



                              --- END OF PLAN ---

                           DANKA BUSINESS SYSTEMS PLC

                        1998 EXECUTIVE PERFORMANCE PLAN


                          DESIGNATION OF BENEFICIARY
                               BY DANIEL M. DOYLE

         Pursuant to Section 10 of the 1998 Executive Performance Plan, I hereby designate the following as the beneficiary or beneficiaries entitled to receive any Performance Awards payable after my death:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

         In the event no beneficiary named herein survives me, then any such distribution shall be paid to my estate. This Designation shall apply to any Performance Award I may earn for FYE March 31, 1999, and to any additional Performance Awards for future fiscal years until and unless modified by the undersigned.

                                        ________________________________________
                                        DANIEL M. DOYLE

                                        ###-##-####
                                        _______________________________________
                                        Social Security Number

(NOTE:  This form should be delivered to the Human Resources Committee)

                                   APPENDIX D

                        THE DANKA 1996 SHARE OPTION PLAN
                        SCHEDULE OF AMENDMENTS TO PART A

1. Rule 2.10 is amended by replacing the existing definition of "Exercise Period" with the following definition:

                 "in relation to an option means the period beginning when the option first becomes exercisable under the provisions of Rule 7.2(c) and ending on the tenth anniversary of the Date of Grant of the option (or such shorter period as the Committee may have determined before the grant thereof)."

2. Rule 6.1 is amended by replacing the words "during any one financial year of the Company" with the words ", in the case of options granted on or after 1 April 1998, during any period of five consecutive financial years". By replacing the figure "600,000" with the figure "4,000,000" and by replacing the words "and no person may be issued more than a total of 5,000,000 Ordinary Shares under the Plan" with the words "subject to the provisions of Rule 5.4".

3. Rule 7.1 is amended by replacing the wording following the wording in sub-rule (iii) ending "to a person which is not a member of the Group" with the following wording:

                 "in the case of all options, shall notwithstanding Rule 7.2(c) be entitled to exercise an option for the period which shall expire twelve months after the date of cessation and in the case of options granted on or after 1 May 1998, may notwithstanding Rule 7.2(c) be entitled to such extent and on such conditions as the Committee shall in its absolute discretion determine to exercise the option at such later date as the Committee, in its absolute discretion, may decide, not exceeding three years. In the case of all options granted before 1 May 1998, for the purposes of this Rule 7.1(a) and
                 (b) only (and for no other purposes), Exercise Period means a period of one year from the date of cessation of employment of the Option-holder with the Group. In the case of options granted on or after

         1 May 1998, for the purposes of this Rule 7.1(a) and (b) only
         (and for no other purposes), Exercise Period means the period of one year from the date of cessation of employment of the Option-holder with the Group or such longer period, not to exceed three years, as the Committee shall in its absolute discretion determine."

4. Rule 7.1 is further amended by amending sub-rule (c) by replacing the words "not exceeding one year" with the words "being in the case of options granted before 1 May 1998 not exceeding one year, and in the case of options granted on or after 1 May 1998, not exceeding three years".

5. Rule 7.2 is amended by inserting the words "Subject to Rule 7.2(b)" at the beginning of sub-rule (a).

6. Rule 7.2 is further amended by deleting the word "fully" in the sub-rule (b) and adding the words "in accordance with Rule 7.2(c)" to the end of that sub-rule.

7. Rule 7.2 is further amended by inserting a new sub-rule (c) as follows:

                 "An option granted before 1 May 1998 shall, except where exercised pursuant to Rule 7.1(a) or (b) or Rule 9 or as specifically provided otherwise pursuant to Rule 5.5, only be exercised during the period of seven years from the third anniversary of the Date of Grant of the option. An option granted on or after 1 May 1998 shall, except where exercised pursuant to Rule 7.1(a) or (b) or Rule 9 or as specifically provided otherwise pursuant to Rule 5.5, not be exercisable before the first anniversary of the Date of Grant and shall, when added to the number of Ordinary Shares (or ADSs) in respect of which the option has previously been exercised, not be exercisable over more than one-third of the Ordinary
                 Shares (or ADSs) originally subject to the option on or after the first anniversary of the Date of Grant and before the second anniversary of the Date of Grant, more than two-thirds of the Ordinary Shares (or ADSs) originally subject to the option before the third anniversary of the Date of Grant and only exerciseable in full on or after the third anniversary of the Date of Grant. Where any adjustment has been made under rule 7.5 to any unexercised option rights, a corresponding adjustment shall be assumed for this purpose to have been made to the number of Ordinary Shares (or ADSs) subject to the option and to the number of Ordinary Shares (or
                 ADSs) in respect of which the option has been previously exercised."

         and the subsequent sub-rules are re-numbered and any cross-references to those sub-rules are amended accordingly.

8. Rule 12.1 is amended by adding the following wording to the end of sub-rule (a):

                 "unless the Committee shall in its absolute discretion determine otherwise in which case Rule 5 shall (for the avoidance of doubt) be construed to refer to and to permit a grant of a Non-Qualifying Option only".

9. Rule 12.1 is further amended by inserting the following wording in the second line of sub-rule (c) between the words "which can first be exercised in a given year," and "the first $100,000 of such options":

                 "unless the Committee shall in its absolute discretion determine otherwise,".

                                 APPENDIX E


                         DANKA BUSINESS SYSTEMS PLC




                 DANKA BUSINESS SYSTEMS PLC SAVINGS RELATED
                 SHARE OPTION SCHEME APPROVED BY THE INLAND
                     REVENUE ON [                ] 1998
                         (REFERENCE: SRS/          )

                  ADOPTED BY THE COMPANY IN GENERAL MEETING
                            ON         JULY 1998





                                 Macfarlanes
                              10 Norwich Street
                               London EC4A 1BD

                            LMC/549068-706340.01
                                 17 May 1998

                                   DRAFT 2

                                  CONTENTS

    CLAUSE                                                                                                               PAGE
    1        Definitions                                                                                                    1
    2        Applications for Options                                                                                       5
    3        Grant of Options                                                                                               7
    4        Limitations                                                                                                    9
    5        Exercise Price                                                                                                10
    6        Exercise of Options                                                                                           10
    7        Substitution of Shares                                                                                        14
    8        Variation of Share Capital                                                                                    16
    9        Rights of Ordinary Shares Allotted                                                                            16
    10       Availability of Shares                                                                                        17
    11       Listing                                                                                                       17
    12       Transfers of Options                                                                                          17
    13       Loss of Office                                                                                                17
    14       Powers of Directors                                                                                           18


                           DANKA BUSINESS SYSTEMS PLC

 1                   DEFINITIONS

 1.1 In this Scheme the following words and expressions bear the following meanings, namely:-

                     THE ACT:  the Income and Corporation Taxes Act 1988;

                     ADOPTION DATE: the later of the date on which the Scheme is adopted by ordinary resolution of the Company in general meeting and the Approval Date;

                     ANNOUNCEMENT DATE: a date on which the Company announces its results for any period;

                     APPLICATION: an application for an Option in an Approved Form;

                     APPROVAL DATE: the date on which the Scheme receives formal Inland Revenue approval;

                     APPROVED FORM: a form approved by the Board and the Inland Revenue;

                     ASSOCIATED COMPANY: an associated company as defined in
                     Section 187 of the Act;

                     AUDITORS: the Auditors for the time being of the Company;

                     BOARD: the Board of Directors of the Company or a duly constituted committee of it authorised and empowered to operate the Scheme consisting wholly of directors of the Company who are outside directors within the meaning of Internal Revenue Service Regulations 1.162-27(e) (3) and "disinterested persons" within the meaning of US Securities and Exchange Commission Rule 16b-3 (c) (i);

                     BONUS DATE: the date on which Repayments under a Savings Contract are due being the date on which a bonus is payable under the Savings Contract as specified by the Qualified Person in his Application pursuant to Rules 2.3.3 and 2.3.4 subject to the provisions of Rule 3.3;

                     COMPANY: Danka Business Systems PLC;

                     CONTROL: control as defined in Section 840 of the Act;

                     DATE OF GRANT: the date on which an Option is granted as specified in the relevant Option Certificate;

                     EMPLOYEE: an employee of any company in the Group (including a director required by the terms of his employment or office to work for the Group or any part of it for 25 hours or more per week (exclusive of meal breaks)) who is not an Excluded Person;

                     EXCLUDED PERSON: a person who has a Material Interest;

                     EXERCISE PRICE: the amount payable for each Ordinary Share on the exercise of an Option determined in accordance with Rule 5 below;

                     GROUP: the Company and its subsidiaries (as defined in Section 736 of the Companies Act 1985) over which the Company has control;

                     INVITATION: the letter of invitation in the Approved Form;

                     LONDON STOCK EXCHANGE: The London Stock Exchange Limited;

                     MARKET VALUE: the middle market quotation of an Ordinary Share on the London Stock Exchange, on the last dealing day preceding the date an Invitation is made under Rule 2.1 on which dealings in the Ordinary Shares took place as derived from the Daily Official List of the London Stock Exchange;

                     MATERIAL INTEREST: an interest in 25 per cent. or more in the Company's share capital contrary to paragraph 8 of
                     Schedule 9 to the Act;

                     MODEL CODE: the Company's code on dealing in its securities by directors and employees (as amended from time to time) based on the Model Code for

                     Securities Transactions by Directors of Listed Companies contained in the Listing Rules issued by authority of the Council of the London Stock Exchange;

                     OPTION: a right to acquire Ordinary Shares granted pursuant to the Scheme;

                     OPTION CERTIFICATE: the Option Certificate in the Approved Form;

                     OPTION HOLDER: a Qualified Person or a former Qualified Person who holds an Option in accordance with the terms of the Scheme, or where the context permits, a person becoming entitled to any such Option in consequence of the death of the original Option Holder;

                     OPTION PERIOD: a period of six months commencing on the Bonus Date and being the period within which (subject to the provisions of the Scheme) the Options must be exercised, if at all;

                     ORDINARY SHARES: Ordinary Shares in the Company whether issued or unissued which satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 to the Act;

                     QUALIFIED PERSON:  any Employee who

                     (i) is chargeable to tax in respect of his employment under Case 1 of Schedule E; and

                     (ii)    will have been so employed by a company
                             in the Group for a continuous period of at least 6 months on the date on which the Board makes its Invitation for Applications under Rule 2.1. For the avoidance of doubt periods of service with any such company prior to its joining the Group shall be disregarded and a Qualified Person who takes maternity leave under the provisions of Part VIII of the Employment Rights Act 1996 and exercises her right to return to work under that Act shall not be deemed to cease to be in the employment of the Company by virtue of taking that maternity leave and the period of maternity leave shall count towards the period of continuous employment;

                     The Board may, at its discretion, resolve to waive or vary all or any of the above conditions in respect of any Employee (but not so that they breach the requirements of paragraph 26 of Schedule 9 to the Act). Any Employee to whom the Board sends an Invitation in exercise of the discretion shall be allowed to participate in the Scheme on similar terms to all other Qualified Persons;

                     REPAYMENTS: repayments made to a Qualified Person under a Savings Contract and either including or not including the bonus payable under the Savings Contract as specified by the Qualified Person in his Application, subject to the provisions of Rule 3;

                     SAVINGS AUTHORITY: Nationwide Building Society or such other building society within the meaning of the Building Societies Act 1986 or bank within the meaning of the Banking Act 1987 nominated by the Board for the purpose of the Scheme;

                     SAVINGS CONTRACT: a certified contractual savings scheme within the meaning of Section 326 of the Act entered into by the Qualified Person which has been approved for the purposes of Schedule 9 to the Act by the Board of Inland Revenue;

                     SCHEME: the Danka Business Systems PLC Savings Related Share Option Scheme;

                     SPECIFIED AGE: 63.

1.2                  In this Scheme (unless the context requires otherwise):-

1.2.1 any reference to any statute or statutory provisions shall be construed as including a reference to any modification, re-enactment or extension of such statute or statutory provision for the time being in force, to any subordinate legislation made under the same and to any former statutes or statutory provisions which is consolidated or re-enacted;

1.2.2 the singular includes a reference to the plu and vice versa;

1.2.3                the masculine gender shall include the feminine gender;

1.2.4 references to the exercise of an Option shall where the context so allows include the exercise of an Option in part.

1.3 The Scheme shall be governed by and construed in accordance with the law of England and Wales.

2                    APPLICATIONS FOR OPTIONS

2.1 The Board may at any time after the Adoption Date and thereafter during the period beginning on and ending forty-two days after an Announcement Date invite Applications under the Scheme from Qualified Persons by sending them Invitations. Provided that:-

2.1.1 if the Company is prevented by statute, order, regulation or government directive or the Model Code from inviting Applications from a Qualified Person within any such period then the Board may invite such Applications within the period of twenty-one days after the lifting of such restriction; and

2.1.2 the Board may invite Applications outside these periods in circumstances which it considers in its absolute discretion to be exceptional.

2.2                  Each Invitation shall be in writing and shall specify:-

2.2.1 the Exercise Price (or the time and manner in which the Exercise Price will be communicated to Qualified Persons);

2.2.2 the last date by which Applications must be received (which shall be neither earlier than 14 days nor later than 21 days after the date of the Invitation);

2.2.3 whether the Board has decided to allow Qualified Persons to choose, for the purpose of determining the number of Ordinary Shares over which an Option is to be granted, whether the payment under the Savings Contract is to be taken as including a bonus available under such Savings Contract (and, if so, which bonus) or no bonus at all; and

2.2.4 whether it is open to the Qualified Person to choose between Savings Contracts of different durations and Bonus Dates falling on different anniversaries of the commencement of the Savings Contract and, if so, which Bonus Dates;

                     and the Board may, at its discretion, determine and include in the Invitations details of the maximum number of Ordinary Shares over which Options may be granted at that time or any maximum monthly saving contribution.

2.3 Each Invitation shall be accompanied by such documents relating to the Savings Contract as the Savings Authority may prescribe and an Application which shall provide for the Qualified Person to state:-

2.3.1 the monthly savings contribution (being a multiple of L.1 and not less than the minimum amount specified in the Savings Contract) which he wishes to make under the related Savings Contract;

2.3.2 that his proposed monthly savings contribution under the Savings Contract, when added to any monthly savings contributions then being made under any other savings contract linked to an option granted under the Scheme or any other scheme approved under Schedule 9 to the Act will not exceed the maximum permitted under Rule 4.3; and

2.3.3 if he may choose whether the Repayment under the Savings Contract be taken to include a bonus or no bonus for the purpose described in Rule 2.2.3, his choice in that respect; and

2.3.4 if he may choose between Savings Contracts of different durations or Bonus Dates falling on different anniversaries of the commencement of the Savings Contract, his choice in that respect;

                     and to authorise the Board to enter on the form of Savings Contract such monthly savings contribution (not exceeding the maximum stated on the Application) as shall be determined pursuant to Rule 3 below.

2.4 Each Application shall be deemed to be for an Option over the largest whole number of Ordinary Shares which can be bought at the Exercise Price with the expected Repayments under the related Savings Contract at the appropriate Bonus Date taking into account the Qualified Person's choice under Rule 2.3.3.

2.5 Not later than the date specified in the Invitation as the last date for receipt of an Application, each person who was a Qualified Person on the date of the Invitation may, by the return of a duly completed Application complying with the requirements of this Rule 2 as specified on the Application, apply for an Option. A person may only submit one Application for an Option of any particular duration in response to each Invitation which he receives, but he may apply for Options of different durations, if the Invitation so permits. If he receives more than one Invitation relating to Options proposed to be granted on the same Date of Grant, he may submit only one Application for an Option of any particular duration in response to both or all of them, but he may apply for Options of different durations, if the Invitation(s) so permit(s).

2.6 An Application for an Option shall be in writing and shall be accompanied by such documents relating to the Savings Contract as the Savings Authority may prescribe, and the valid completion and return of such documents shall be a precondition of the grant of an Option.

3                    GRANT OF OPTIONS

3.1 No Option shall be granted to any director or employee who has ceased to be a Qualified Person at the Date of Grant.

3.2 Subject to Rules 3.1 and 3.3, the Board shall grant an Option to each Qualified Person who has submitted a valid Application in respect of the number of Ordinary Shares for which he has applied within 30 days of the date by reference to which the relevant Exercise Price was fixed. If, in applying the scaling down provisions contained in Rule 3.3, Options cannot be granted within the 30 day period referred to in this Rule 3.2, the Options may be granted within 40 days of the date by reference to which the relevant Exercise Price was fixed.

3.3 If valid Applications are received for a total number of Ordinary Shares in excess of any maximum number of Ordinary Shares determined by the Board pursuant to Rule 2.1 or any limitation under Rule 4, the Board shall scale down

                     Applications by taking the following steps (or by such other procedure agreed by the Board in advance with the Inland Revenue) until the number of Ordinary Shares applied for equals or is less than the number of Ordinary Shares available:-

3.3.1 by deeming each choice under Rule 2.3.3 to include a bonus to be a choice to include no bonus in the Repayment;

3.3.2 by reducing the monthly savings contributions pro rata (and consequently the number of Ordinary Shares applied for) provided that the monthly savings contributions of a Qualified Person shall not be reduced below the minimum amount specified in the Savings Contract;

3.3.3 by selecting Applications by lot, each based on a monthly savings contribution of the minimum specified in the Savings Contract and the inclusion of no bonus in the Repayment.

                     If after applying the above steps the number of Ordinary Shares available is still insufficient to enable an Option based on the minimum monthly contributions specified in the Savings Contract to be granted to each Qualified Person whose Application so remains, no Options shall be granted.

3.4 Each Application shall be deemed to have been modified or withdrawn in accordance with the provisions of Rule
                     3.3 and the Board shall complete each Savings Contract proposal form to reflect any reduction in monthly savings contributions resulting therefrom.

3.5 As soon as possible after Options have been granted the Company shall issue to each Option Holder an Option Certificate executed by the Company in such manner as the Board may from time to time prescribe. Each Option Certificate shall specify the Date of Grant of the Option, the number of Ordinary Shares over which the Option is granted and the Exercise Price. If any Option Certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being provided as the Board may reasonably require.

3.6 No amount shall be paid in respect of the grant of an Option but the maintenance of the Savings Contract by the Option Holder shall be a condition of the continuance of the Option provided that the discontinuance of a Savings Contract with a view to the exercise of an Option will not preclude the Option Holder from exercising that Option.

4                    LIMITATIONS

4.1 No Options shall be granted hereunder later than 10 years after the Adoption Date.

4.2 The grant of Options to subscribe for Ordinary Shares under this Scheme shall be restricted so that the aggregate of all Ordinary Shares issued or remaining issuable under Options granted in the ten years preceding the Date of Grant (excluding those which have lapsed or been surrendered) or options granted in that ten year period under any other employee share scheme established by the Company in General Meeting (excluding those which have lapsed or been surrendered) shall not exceed ten per cent. of the issued ordinary share capital of the Company from time to time.

                     For the avoidance of doubt, any option or other right which is to be satisfied by the transfer from a third party to the Option Holder of issued Ordinary Shares does not count towards the limits set out in this Rule and shall be disregarded for the purposes of this Rule.

4.3 Contributions made by an Option Holder under his Savings Contract shall not be less than the minimum amount per month specified in the Savings Contract and shall be made in multiples of L.1 per month. The maximum payments an Option Holder may make under his Savings Contract (when aggregated with the monthly payments being made under any other Savings Contracts entered into by the Option Holder and at that date still outstanding) shall be L.250 per month or such other amount as may be specified in paragraph 24 of Schedule 9 of the Act from time to time.

5                    EXERCISE PRICE

                     Each Option is to be an Option to subscribe for or acquire Ordinary Shares in the Company at a price per Ordinary Share determined by the Board but in any event not less than the higher of:-

                     (i)      the nominal value of such Ordinary Share; and

                     (ii) 80 per cent. (or such other percentage as may be specified in paragraph 25 of Schedule 9 to the Act from time to time) of the Market Value of an Ordinary Share.

6                    EXERCISE OF OPTIONS

6.1 Subject to Rules 6.2 and 6.5 below, the Option Holder may only exercise the Option if:-

6.1.1 at the date of exercise the Option Holder is employed by or holds office with a company in the Group and is not an Excluded Person; and

6.1.2                the Option Period has commenced and not expired.

6.2 The Option shall, in the following circumstances, be exercisable earlier and otherwise than as aforesaid:-

6.2.1 if the Option Holder ceases to hold office or employment with a company in the Group by reason of injury, disability evidenced to the satisfaction of the Board or redundancy (within the meaning of the Employment Rights Act 1996) or by reason of retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment or by reason of the Option Holder ceasing to be a director or employee of a company in the Group because his employing company ceases to be a member of the Group or the business or part of the business in which he is employed is transferred outside the Group then he shall exercise the Option within six months of so ceasing provided that the Option may not be exercised more than six months after the relevant Bonus Date. To the extent that an Option so exercisable is not exercised within that period it shall then lapse;

6.2.2 if the Option Holder dies before the commencement of the Option Period while still holding office or being employed by a company in the Group the Option must be exercised (if at all) within twelve months of his death by his legal personal representatives. If the Option Holder dies during the Option Period while still holding office or being employed by a company in the Group then the Option may be exercised within twelve months after the relevant Bonus Date by his legal personal representatives. To the extent that an Option so exercisable is not exercised within that period it shall then lapse;

6.2.3 if an Option Holder ceases to hold office or employment with a company in the Group more than three years after the Date of Grant for any reason except dismissal by his employer for dishonesty or fraud then he or she may exercise the Option within six months of so ceasing provided that the Option may not be exercised more than six months after the relevant Bonus Date. To the extent that an Option so exercisable is not exercised within that period it shall then lapse;

6.2.4 if an Option Holder reaches the Specified Age, then he may exercise his Option within six months after attaining that age, whether or not he retires at that age provided that the Option may not be exercised more than six months after the relevant Bonus Date;

6.2.5 if any person obtains Control of the Company while the Option Holder holds office or is employed by a company in the Group as a result of making:-

                     6.2.5.1 a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

                     6.2.5.2 a general offer to acquire all the shares in the Company which are of the same class as the Ordinary Shares the Option may be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied provided that the Option may not be exercised more than six months after the relevant Bonus Date. To the extent that an Option so exercisable is not exercised within such period, it shall then lapse unless Rule 6.2.7 applies;

6.2.6 if under Section 425 of the Companies Act 1985 the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies the Option may be exercised within six months of the court sanctioning the compromise or arrangement provided that the Option may not be exercised more than six months after the relevant Bonus Date. To the extent that an Option so exercisable is not exercised within that period it shall then lapse;

6.2.7 if any person becomes bound or entitled to acquire shares in the Company under Sections 428-430F of the Companies Act 1985 the Option may be exercised at any time when that person remains so bound or entitled provided that the Option may not be exercised more than six months after the relevant Bonus Date. To the extent that an Option so exercisable is not exercised within that period it shall then lapse;

6.2.8 if the Company passes a resolution for voluntary winding up, the Option may be exercised within six months of the passing of the resolution provided that the Option may not be exercised more than six months after the relevant Bonus Date. To the extent that an Option so exercisable is not exercised within that period it shall then lapse;

6.2.9 for the purposes of Rule 6.2.5 a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

6.3 If an Option Holder ceases to hold office or employment with a company in the Group less than three years after the Date of Grant for any reason other than those set out in Rules 6.2.1 or 6.2.2 or more than three years after the date of grant for any reason other than those set out in Rules 6.2.1 to 6.2.3 the Option shall lapse;

6.4 For the purposes of the Scheme, a woman who leaves employment due to pregnancy will be regarded as having left the employment of a company in the Group on the earliest of the date she notifies her employing company of her intention not to return and the last day of the 29 week period commencing on the date of confinement.

6.5 No person shall be treated for the purposes of Rules 6.1, 6.2.1, 6.2.3 and 6.3 as ceasing to hold an office or employment with a company in the Group until he ceases to hold any office or employment in the Company or any company in the Group or an Associated Company. If, at the Bonus Date, the Option Holder holds an office or employment with a company which is a company over which the Company has Control or an Associated Company but which is not a member of the Group (or is a member of the Group which does not participate in the Scheme), then the Option Holder may exercise the Option during the Option Period.

6.6 Each Option is to be exercisable by an Option Holder once only in respect of all or any proportion of the Ordinary Shares comprised in the Option granted to him as adjusted in accordance with the provisions of the Scheme.

6.7 If, before the earliest time when, in accordance with the provisions of this Scheme, an Option Holder may exercise an Option he gives (or under the regulations governing the Savings Contract is deemed to have given) notice that he intends to stop paying contributions thereunder, such Option shall thereupon lapse.

6.8 Exercise of an Option is to be by application in writing addressed to the Company or to such other person as the Company shall direct and specifying the number of Ordinary Shares in respect of which the Option is being exercised and accompanied by the Option Certificate, such application to be delivered or sent by prepaid post to the registered office for the time being of the Company or to such office as may from time to time be specified by the Company. Exercise of the Option is conditional on receipt of the Exercise Price (which shall not exceed the sum obtained by way of Repayments). For this purpose any Repayment shall exclude the repayment of any contribution the due date for payment of which falls:-

6.8.1 more than one month after the date on which the Repayment is made, or

6.8.2 after the end of the period within which the Option may be exercised.

                     If the Company is procuring the transfer of Ordinary Shares from a third party under Rule 6.9 then it shall receive the Exercise Price as agent for the third party.

6.9                  Subject to such consents of the Bank of England, H.M.
                     Treasury or other competent authority under the regulations or enactments for the time being in force as may be necessary and subject to compliance by the Option Holder with the terms of the Option the Company will not later than twenty-eight days after receipt of the application make an allotment to or procure the transfer to the Option Holder of the number of Ordinary Shares specified in the application at the Exercise Price (as may be adjusted in accordance with the provisions of the Scheme) and will deliver evidence of title to the Ordinary Shares to the Option Holder.

7                    SUBSTITUTION OF SHARES

7.1 Notwithstanding the provisions of Rules 6.2.5 to 6.2.8 if any company ("the Acquiring Company") shall:-

7.1.1                obtain Control of the Company as a result of making:-

                     7.1.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Company which offer is made on a condition that if the condition is satisfied the Acquiring Company will have Control of the Company; or

                     7.1.1.2 a general offer to acquire all shares of the Company which are of the same class as the Ordinary Shares; or

7.1.2 obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under
                     Section 425 of the Companies Act 1985; or

7.1.3 become bound or entitled to acquire shares in the Company under Sections 428 to 430F of the Companies Act 1985 any Option Holder may at any time within the appropriate period (as defined in Rule 7.2 below) by agreement with the Acquiring Company release his Option under the Scheme ("the Old Option") in consideration of the grant to him of an option ("the New Option") which is equivalent (as defined in Rule 7.3 below) to the Old Option but relates to shares in a company other than the Company (being either the Acquiring Company or some other company within the provisions of paragraph 10(b) or (c) of Schedule 9 to the
                     Act). The New Option shall, for all the purposes of the Scheme, be treated as having been acquired at the same time as the Old Option.

7.2 For the purposes of Rule 7.1 above the appropriate period means:-

7.2.1 in a case falling within Rule 7.1.1 a period of six months beginning with the time when the Acquiring Company has obtained Control of the Company and (if applicable) any condition subject to which the offer is made is satisfied;

7.2.2 in a case falling within Rule 7.1.2 the period of six months beginning with the time when the court sanctions the compromise or arrangement; and

7.2.3 in a case falling within Rule 7.1.3 the period during which the Acquiring Company remains bound or entitled as mentioned in that Rule.

7.3 For the purposes of Rule 7.1 above the New Option shall be equivalent to the Old Option if the requirements of paragraph 15(3)(a) to (d) inclusive of Schedule 9 to the Act are met.

7.4 For the avoidance of doubt if the Option Holder does not release his rights pursuant to the provisions of this Rule or exercise his Option pursuant to the provisions of Rules
                     6.2.5 to 6.2.8 hereof within the periods permitted by those rules then all such Options held by him shall lapse.

7.5 If, in accordance with this Rule 7, an Old Option is released and a New Option granted, the New Option shall not be exercisable under Rules 6.2.5 to 6.2.8 by virtue of the event by reason of which the New Option was granted.

7.6 Notwithstanding the definitions contained in Rule 1, if a New Option is granted pursuant to the provisions of Rule 7.1, then for the purposes of that New Option references (directly or indirectly) in Rules 6.2.5 to 6.2.8 and 7 and 13 to the Company and Ordinary Share shall respectively mean the Acquiring Company and a share in the capital of the Acquiring Company or of some other company which satisfies the provisions of paragraphs 10 to 14 of Schedule 9 to the Act (except that reference to the Company in the definition of the Group shall continue to refer to Danka Business Sytems PLC).

8                    VARIATION OF SHARE CAPITAL

                     On any variation of the share capital of the Company (whether by way of capitalisation or rights issue or sub-division or consolidation of the Ordinary Shares) the Exercise Price and the number of Ordinary Shares comprised in an Option shall be varied in such manner as the Board shall determine and such decision of the Board shall be final and binding on the Option Holder and the Company provided that:-

8.1 no adjustment to the Exercise Price shall be made pursuant to the provisions of this Rule which would result in any Ordinary Shares being issued unlawfully at a discount and if in the case of any such Ordinary Shares such an adjustment would but for this proviso have so resulted the Exercise Price payable for such Ordinary Shares shall be the nominal amount thereof;

8.2 no variation to the number of Ordinary Shares comprised in an Option or the Exercise Price thereof shall be made pursuant to any of the provisions contained in this Rule until the Auditors shall (acting as experts and not as arbitrators) have certified in writing that such variation is in their opinion fair and reasonable;

8.3 no such variation shall be made until the Board of Inland Revenue have approved such variation.

9                    RIGHTS OF ORDINARY SHARES ALLOTTED

                     Ordinary Shares to be allotted pursuant to the exercise of any Option shall rank pari passu in all respects and as one class with the Ordinary Shares in issue at the date of allotment but shall not rank for any dividend the record date of which precedes the date of exercise of the Option.

10                   AVAILABILITY OF SHARES

                     The Company shall at all times have available sufficient unissued ordinary share capital to meet any exercise of any Option taking into account any arrangements made by the Company to procure the transfer by a third party to the relevant Option Holder of Ordinary Shares to satisfy (whether in full or in part) the exercise of any Option.

11                   LISTING

                     The Company will at its expense make application for and use its best endeavours to obtain a listing on The London Stock Exchange for all Ordinary Shares of the Company allotted pursuant to the exercise of any Option.

12                   TRANSFERS OF OPTIONS

12.1 No Option granted pursuant to this Scheme nor the benefit thereof may be transferred assigned charged or otherwise alienated save that nothing herein contained shall prohibit the transmission of an Option by operation of law.

12.2 If an Option Holder does or suffers an act or thing whereby he would or might be deprived of the legal or beneficial ownership of an Option that Option shall forthwith lapse and the Board shall not knowingly permit its exercise.

13                   LOSS OF OFFICE

                     If any Option Holder shall cease to hold office or employment with a company in the Group for any reason he shall not be entitled by way of compensation for loss of office or (save as otherwise provided herein) on any other basis to any sum or other benefit to compensate him for the loss of any right under the Scheme.

14                   POWERS OF DIRECTORS

14.1 The decisions of the Board shall be final and binding in all matters relating to the Scheme.

14.2 The Board may at any time discontinue the grant of further Options or decide in any year not to grant any Options. If the Scheme is discontinued the provisions of the Scheme shall nevertheless continue in full force and effect in relation to Options then subsisting.

14.3 The Board may amend any of the provisions of the Scheme in any way it thinks fit save that:-

14.3.1 no amendment which is to the advantage of Option Holders may be made to the provisions relating to:-

                     (i) the persons to whom Options may be granted under the Scheme;

                     (ii)      the limitations in Rules [4.2] or 4.3;

                     (iii)     the maximum entitlement for any one Option
                               Holder;

                     (iv) the basis for determining an Option Holder's entitlement to, and the terms of, Options;

                     (v) the basis for the adjustment of Options under Rule 8;

                     without the prior approval of the Company in General Meeting provided that amendments may be made to the Scheme without such approval if they are minor amendments to benefit the administration of the Scheme or to take account of any change in legislation or amendments to obtain or maintain favourable tax, exchange control or regulatory treatment for Option Holders, the Company or the Group;

14.3.2 (subject as herein provided) it may not modify the terms of an Option already granted except with the consent of the Option Holder;

14.3.3 no amendment shall have effect until approved by the Board of Inland Revenue.

                                 APPENDIX F

                           DANKA BUSINESS SYSTEMS PLC
                              33 CAVENDISH SQUARE
                             LONDON W1M ODE ENGLAND


                PROXY FOR THE ANNUAL GENERAL MEETING TO BE HELD
                   JULY 24, 1998.  THIS PROXY IS SOLICITED BY
                            THE BOARD OF DIRECTORS.

         The undersigned, having received notice of the Annual General Meeting of Danka Business Systems PLC (the "Company") to be held at 11:00 a.m. (local time) on Friday, July 24, 1998 (the "Meeting"), hereby designates and appoints Paul G. Dumond and David C. Snell, and each of them with authority to act without the others, or ________________________________, as attorneys and proxies for the undersigned (the "proxies"), with full power of substitution, to vote all Ordinary Shares of 1.25 pence each (net) of Danka Business Systems PLC that the undersigned is entitled to vote at such Meeting or at any adjournment thereof, such proxies being directed to vote as specified on the reverse side.

THIS PROXY WILL BE VOTED: (1) AS DIRECTED ON THE MATTERS LISTED ON THE REVERSE SIDE; AND (2) WHERE A CHOICE IS NOT SPECIFIED, AS THE PROXIES DEEM FIT.


                        (Continued on the reverse side)

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING MATTERS. PLEASE MAKE AN "X" IN ONE SPACE FOR EACH ITEM. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY'S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


1. To approve the final dividend   2. To re-elect Mr. James F. White  3. To elect Mr. J. Ernest Riddle   4. To appoint the auditors
   of 1.56p per share (net).          as a Director                      as a Director, to serve in         and authorize the Board
                                                                         place of Pierson M. Grieve who     of Directors to fix
                                                                         retires.                           their remuneration.

   FOR   AGAINST   ABSTAIN            FOR   AGAINST   ABSTAIN            FOR   AGAINST   ABSTAIN            FOR   AGAINST   ABSTAIN
   [ ]     [ ]       [ ]              [ ]     [ ]       [ ]              [ ]     [ ]       [ ]              [ ]     [ ]       [ ]

5. To empower the Board of         6. SPECIAL RESOLUTION.             7. SPECIAL RESOLUTION.             8. To approve the 1998
   Directors to allot securities      To empower the Board of            To authorize the Company           Executive
   up to an aggregate nominal         Directors to allot                 to buy back up to 10%              Performance Plan.
   amount of L.947,898.               securities subject to              of its issued share
                                      certain limitations                capital.
                                      without Providing certain
                                      pre-emptive rights.

   FOR   AGAINST   ABSTAIN            FOR   AGAINST   ABSTAIN            FOR   AGAINST   ABSTAIN            FOR   AGAINST   ABSTAIN
   [ ]     [ ]       [ ]              [ ]     [ ]       [ ]              [ ]     [ ]       [ ]              [ ]     [ ]       [ ]

9. To approve the amendments      10. To approve the Danka
   to the Danka 1996 Share            Business Systems Savings
   Option Plan.                       Related Share Option
                                      Scheme.

   FOR   AGAINST   ABSTAIN            FOR   AGAINST   ABSTAIN
   [ ]     [ ]       [ ]              [ ]     [ ]       [ ]

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such Ordinary Shares at the Meeting.

Signature(s)                                 Date
---------------------------------------      ----------------------

(Please sign exactly as your name appears on your share certificate(s). In the case of joint owners, the signature of any one of them will suffice. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such).

                           DANKA BUSINESS SYSTEMS PLC
                NOTICE TO OWNERS OF AMERICAN DEPOSITARY RECEIPTS




Owners of Record on June 17, 1998, of American Depositary Receipts (each representing four Ordinary Shares of Danka Business Systems PLC of 1.25 pence each) issued under any existing Deposit Agreements among Danka Business Systems PLC (the "Company" or the "Issuer"), The Bank of New York, as Depositary, and the Owners from time to time of the American Depositary Receipts issued thereunder, are hereby notified that The Bank of New York, as Depositary, has received Notice of an Annual General Meeting of the members of Danka Business Systems PLC, to be held on July 24, 1998.

By provision of Section 4.7 of the aforementioned Deposit Agreement, Owners of American Depositary Shares are entitled, subject to applicable law and the provisions of the Articles of Association of the Issuer and the provisions of or governing Deposited Securities, to instruct The Bank of New York, as Depositary, as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts. Upon the written request of an Owner on such record date, received on or before July 21, 1998, The Bank of New York, as Depositary, shall endeavor in so far as practicable and permitted under applicable law and the provision of the Articles of Association of the Issuer and the provisions of or governing the Deposited Securities to vote or cause to be voted the Deposited Securities represented by such Owner's Receipts in accordance with the instructions set forth in such request. If after complying with the procedures set forth in this Section, the Depositary does not receive instructions from the Owner of a Receipt, the Depositary shall give a discretionary proxy for the Shares evidenced by such Receipt to a person designated by the Issuer. The Bank of New York, as Depositary, shall not vote or attempt to exercise the right to vote that attaches to the Deposited Securities, other than in accordance with such instructions.

In view of the fact that requests from Owners must be received prior to the close of business on July 21, 1998, there is a pre-addressed envelope enclosed for your use.


                                             The Bank of New York, as Depositary





Dated:  June 24, 1998